UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.             )

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Alliance HealthCare Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE HEALTHCARE SERVICES, INC.

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 6, 2016

Dear Stockholders:

On June 6, 2016, Alliance HealthCare Services, Inc. will hold its Annual Meeting of Stockholders (the “Annual Meeting”) at its corporate headquarters located at 100 Bayview Circle, Suite 400, Newport Beach, California 92660. The meeting will begin at 9:00 a.m. Pacific time.

Only record holders of shares of our Common Stock at the close of business on April 15, 2016, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. The purposes of the meeting are:

1.

To elect Scott A. Bartos, Edward L. Samek and Tao Zhang to serve as Class III directors to hold office for a three-year term expiring at the 2019 annual meeting of stockholders or until their respective successors are elected and qualified;

2.

To approve the amendment and restatement of the 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated (the “1999 Equity Plan”), to increase the number of shares of our common stock available to be awarded under the plan from 2,205,000 shares to 3,005,000 shares and extend the term of the 1999 Equity Plan to April 27, 2026, including approval of the material terms of the performance goals under the 1999 Equity Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and
4.	To act upon any other matter properly brought before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

Sincerely,

Qisen Huang
Chairman of the Board

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 6, 2016:

This proxy statement, our 2015 annual report to stockholders and a form of proxy card are available at www.AllianceHealthCareServicesAnnualMeetingMaterials.com

and http://phx.corporate-ir.net/phoenix.zhtml?c=129994&p=proxy

Newport Beach, California

April 29, 2016

2016 Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

• Date and Time:	June 6, 2016, 9:00 a.m. Pacific time

• Place:	Corporate Headquarters
Alliance HealthCare Services, Inc.
100 Bayview Circle, Suite 400
Newport Beach, California 92660

• Record Date:	April 15, 2016

• Voting:	Stockholders as of the record date are entitled to vote. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the proposals to be presented.

Meeting Agenda

•

To elect Scott A. Bartos, Edward L. Samek and Tao Zhang to serve as Class III directors and to hold office for a three-year term expiring at the 2019 annual meeting of stockholders or until their respective successors are elected and qualified;

•

To approve the amendment and restatement of the 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated (the “1999 Equity Plan”), to increase the number of shares of our common stock available to be awarded under the plan from 2,205,000 shares to 3,005,000 shares and extend the term of the 1999 Equity Plan to April 27, 2026, including approval of the material terms of the performance goals under the 1999 Equity Plan;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and
•	To act upon any other matter properly brought before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Director Nominees

The following table provides summary information about each of our three director nominees. Each director nominee is standing for election for a three-year term and must be approved by a plurality of votes cast.

Name	Age	Director Since	Occupation
Scott A. Bartos	52	December 2012	Healthcare Director and Advisor

Edward L. Samek	79	October 2001	Independent Consultant and Investor

Tao Zhang	41	March 2016	Healthcare Entrepreneur

Table of Contents

Section	Page
QUESTIONS AND ANSWERS	1
PROPOSAL NO. 1—ELECTION OF DIRECTORS	6
Nominees and Other Members of the Board	6
Corporate Governance	9
Board Leadership Structure	9
Board Independence	10
Board and Committee Meetings	10
Pay Risk Assessment	12
The Board’s Role in Risk Oversight	13
Fiscal 2015 Directors’ Compensation	14
Directors Compensation Table for Fiscal 2014	15
OWNERSHIP OF ALLIANCE COMMON STOCK	16
EXECUTIVE COMPENSATION	18
Compensation Discussion and Analysis	18
Executive Summary	18
Our Executive Compensation Philosophy and Objectives	19
Determination of Executive Compensation	20
Elements of our Executive Compensation Program	21
Employment Agreements, Offer Letters & Severance Agreements	29
Other Elements of our Compensation Program	31
Tax and Accounting Considerations	31
Subsequent Events
Compensation Committee Report	32
Summary Compensation Table	33
Grants of Plan-Based Awards for 2014 Fiscal Year	34
Description of Compensation Arrangements for Named Executive Officers	35
Outstanding Equity Awards at 2014 Fiscal Year-End	39
Fiscal 2014 Option Exercises and Stock Vested Table	40
Potential Payments upon Termination or Change in Control	40
Equity Compensation Plan Information	44
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	45
Review and Approval of Related Person Transactions	45
Related Person Transactions	45
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	47
PROPOSAL NO. 2— AMENDMENT AND RESTATEMENT OF EQUITY PLAN RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	49
PROPOSAL NO. 3—AMENDMENT AND RESTATEMENT OF EQUITY PLAN	55
PRINCIPAL ACCOUNTING FIRM FEES	55
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	56
FORWARD-LOOKING STATEMENTS	56
AVAILABILITY OF CERTAIN DOCUMENTS	57

ALLIANCE HEALTHCARE SERVICES, INC.

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 6, 2016

QUESTIONS AND ANSWERS

1.	Q:	Who is soliciting my vote?

A:

This proxy statement is solicited on behalf of the Board of Directors of Alliance HealthCare Services, Inc. (“Alliance,” “we” or “our”) for use at our Annual Meeting of Stockholders to be held June 6, 2016 (the “Annual Meeting”), at 9 A.M. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the Annual Meeting.

2.	Q:	When and how was this proxy statement mailed to stockholders?

	A:	This proxy statement is being first mailed to stockholders on or about May 7, 2016.

3.	Q:	What may I vote on?

	A:	You may vote on the following matters:

(1)     To elect Scott A. Bartos, Edward L. Samek and Tao Zhang to serve as Class III directors and to hold office for a three-year term expiring at the 2019 annual meeting of stockholders or until their respective successors are elected and qualified (“Proposal 1”); and

(2)     To approve the amendment and restatement of the 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated (the “1999 Equity Plan”), to increase the number of shares of our common stock available to be awarded under the plan from 2,205,000 shares to 3,005,000 shares and extend the term of the 1999 Equity Plan to April 27, 2026, including approval of the material terms of the performance goals under the 1999 Equity Plan (“Proposal 2”) and;

(3)     To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (“Proposal 3”).

4.	Q:	How does the Board of Directors recommend I vote on the proposals?

	A:	The Board of Directors recommends a vote FOR each of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

5.	Q:	Who is entitled to vote?

A:

Record holders of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on April 15, 2016 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, 10,716,884 shares of Common Stock were outstanding. The shares of Common Stock in our treasury on that date, if any, will not be voted. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share on all matters to be voted on at the Annual Meeting.

6.	Q:	What is the difference between a “beneficial stockholder” and a “stockholder of record”?

	A:	Whether you are a beneficial stockholder or a stockholder of record depends on how you hold your shares:

Beneficial Stockholders. Most of our stockholders hold their shares through a broker, bank, trustee or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial stockholder,” and the proxy materials were made available to you by the organization holding your account. As a beneficial stockholder, you have the right to instruct that organization on how to vote the shares held in your account. If you requested printed copies of the proxy materials by mail, you will receive a voting instruction form from your bank, broker, trustee or other nominee.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were made available directly to you by the company. If you requested printed copies of the proxy materials by mail, you will receive a proxy card from the company.

7.	Q:	How do I vote my shares in person at the Annual Meeting?

A:

If you are a stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting, or, if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting. If you are a beneficial stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

8.	Q:	How do I vote my shares without attending the Annual Meeting?

A:

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may submit a proxy to authorize how your shares are voted at the Annual Meeting. You can submit a proxy over the Internet by following the instructions provided in the Notice, or, if you requested and received printed copies of the proxy materials, you can also submit a proxy by mail or telephone pursuant to the instructions provided in the proxy card enclosed with the proxy materials.

If you are a beneficial stockholder, you may also submit your voting instructions over the Internet by following the instructions provided in the Notice, or, if you requested and received printed copies of the proxy materials, you can also submit voting instructions by telephone or mail by following the instructions provided to you by your bank, broker, trustee or other nominee.

Submitting your proxy or voting instructions via the Internet, by telephone or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting, although beneficial stockholders must obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds their shares giving them the right to vote the shares at the Annual Meeting in order to vote in person at the meeting.

Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

9.	Q:	What is the deadline for voting my shares?

A:

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Pacific time on June 5, 2016 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the Annual Meeting, in order for your shares to be voted at the meeting. If you are a beneficial stockholder, please follow the voting instructions provided by the bank, broker, trustee or other nominee who holds your shares.

10.	Q:	How do I change or revoke my proxy or voting instructions?

A:

If you are a stockholder of record, you may revoke your proxy by sending a written notice of revocation to our Secretary, Richard W. Johns, at the address shown above. To change how your shares will be voted at the Annual Meeting, you can submit a duly executed written proxy bearing a date that is later than the date of your original proxy or you can submit a later dated proxy electronically via the Internet or by telephone. A previously submitted proxy will not be voted if the stockholder of record who executed it is present at the Annual Meeting and votes the shares represented by the proxy in person at the Annual Meeting.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or, if you have obtained a legal proxy from your bank, broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person. Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy. Any change to your proxy or voting instructions that is provided by the Internet or by telephone must be submitted by 11:59 p.m. Pacific time on June 5, 2016.

11.	Q:	How will my shares be voted if I do not provide specific voting instructions in the proxy or voting instruction form I submit?

A:

If you submit a proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed above in the notice of the meeting, your shares will be voted as recommended by the Board on those proposals (see Question 4) and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

12.	Q:	Who will count the votes?

A:

Our Secretary will count the votes and act as the inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes (described below).

13.	Q:	How many votes are needed for a quorum and to approve each of the proposals?

	A:	The holders of a majority of the shares of our Common Stock outstanding on the Record Date, represented in person or by proxy, constitute a quorum for the transaction of business.

For purposes of Proposal 1 (election of directors), the election of each director nominee must be approved by a plurality of the votes cast by stockholders represented at the meeting in person or by proxy. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.

For purposes of Proposal 2 (approval of an amendment and restatement of the 1999 Equity Plan), the affirmative approval of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on the proposal at the Annual Meeting is required.

For purposes of Proposal 3 (ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm), the affirmative approval of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on the proposal at the Annual Meeting is required. Please be aware that Proposal 3 is advisory only and is not binding on the company. Our Board of Directors will consider the outcome of the vote on this proposal in considering what action, if any, should be taken in response to the advisory vote by stockholders.

14.	Q:	What effect will broker non-votes and abstentions have?

A:

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote such shares. This year, Proposals 1 (election of directors) and 2 (amendment and restatement of our 1999 Equity Plan) are non-routine and your broker or other nominee does not have discretionary authority to vote on those proposals. As a result, shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered votes cast for Proposal 1 or entitled to vote for Proposal 3 and will have no effect on the outcome of those proposals.

Proposal 3 (ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm) is considered routine and may be voted upon by your broker if you do not submit voting instructions. Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 3.  If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 3 in the manner directed by your broker.

Abstentions also count toward establishing a quorum. However, for Proposal 1 (election of directors), abstentions, or shares for which authority is withheld to vote for director nominees, will have no effect on the outcome of that proposal.  For Proposal 2 (amendment and restatement of 1999 Equity Plan) and Proposal 3 (ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm), we will treat abstentions as shares present or represented and entitled to vote on those proposals, so abstaining has the same effect as a vote “against” those proposals.

15.	Q:	How will voting on any other business be conducted?

A:

We do not know of any business to be considered at the 2016 Annual Meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting in accordance with our Amended and Restated Bylaws (which we refer to as our bylaws), your signed proxy card gives authority to Rhonda Longmore-Grund and Richard W. Johns to vote on such matters at their discretion.

16.	Q:	Where can I find the voting results of the Annual Meeting?

	A:	We intend to announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K filed with the SEC within the required timeframe.

17.	Q:	Do stockholders have dissenters’ or appraisal rights?

A:

Our stockholders do not have dissenters’ or appraisal rights under Delaware law or under our certificate of incorporation or bylaws in connection with any proposal to be presented at the Annual Meeting.

18.	Q:	Who is our largest principal stockholder?

A:

On March 29, 2016, THAIHOT Investment Company Limited, a wholly owned indirect subsidiary of Fujian Thai Hot Investment Co. Ltd (which we refer to collectively as Thai Hot) completed its purchase of 5,537,945 shares of common stock of the Company from funds managed by Oaktree Capital Management, L.P. (“Oaktree”) and MTS Health Investors, LLC (“MTS”), and Larry C. Buckelew (together with Oaktree and MTS, the “Selling Stockholders”) for approximately $102.5 million or $18.50 per share (the “Thai Hot Transaction”).

As of the record date for the meeting, Thai Hot, owned 5,537,945 shares of our Common Stock, representing approximately 51.7% of our outstanding shares.  Thai Hot has advised us that it intends to vote these shares of Common Stock in favor of each of the Proposals described above.

19.	Q:	Where can I find Alliance’s financial information?

A:

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended, contains our consolidated financial statements and related information and is enclosed with this proxy statement. The Annual Report is not incorporated by reference into this proxy statement and is not deemed to be a part of this proxy statement.

20.	Q:	When are stockholder proposals for the 2017 annual meeting due?

A:

In general, stockholders who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2017 Annual Meeting must submit their proposals to our Secretary on or before December 26, 2016.

In accordance with our bylaws, to be properly brought before the 2017 Annual Meeting, a stockholder’s notice of the nominee or the matter the stockholder wishes to present must be delivered to our Secretary at the address provided below no earlier than February 7, 2017 and no later than March 9, 2017. All stockholders must also comply with the applicable requirements of the Securities Exchange Act of 1934, as amended. Your submission must contain the specific information required in our bylaws. If you would like a copy of our bylaws, please write to our Secretary at Alliance HealthCare Services, Inc., 100 Bayview Circle, Suite 400, Newport Beach, CA 92660.

21.	Q:	How will we solicit proxies, and who will pay for the cost of the solicitation?

A:

Our Board of Directors is soliciting proxies for the Annual Meeting principally by mailing these proxy materials to our stockholders. We will bear the entire cost of soliciting proxies from our stockholders, including the expense of preparing and mailing the Notice and the proxy materials for the Annual Meeting. We will reimburse brokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation material to owners of our stock in accordance with applicable rules. Our officers, directors and employees may undertake solicitation activities without any compensation specifically for those duties.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors, which we sometimes refer to as the Board, is divided into three classes, with each director serving a three-year term and one class of directors being elected at each year’s annual meeting of stockholders. At each annual meeting, nominees are elected as directors to a class with a term of office that expires at the annual meeting held three years after the year of the nominee’s election, or when their successors are elected and qualified. The term of office of the three incumbent Class III directors expires at the 2016 Annual Meeting. The Board has nominated incumbent directors Scott A. Bartos, Edward L. Samek and Tao Zhang for election to three-year terms of office that will expire at the Annual Meeting to be held in 2019 or when their respective successors are elected and qualified.  Dr. Zhang, along with Messrs. Qisen Huang and Heping Feng, was appointed to the Board on March 29, 2016 pursuant to the terms of the Governance, Voting and Standstill Agreement that we entered into with Thai Hot, described in “Certain Relationships and Related Transactions” below, which provides Thai Hot with the right to designate up to the minimum number of directors that constitutes a majority of our Board (based on current ownership levels).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE THREE NOMINEES FOR DIRECTOR.

Below is information about the Class III nominees and our other current directors, including their principal occupations, business experience, directorships in other public companies and information about their specific experience, qualifications, attributes or skills that led to the conclusion that they should serve as directors in light of our structure and business. If for any reason any of the nominees should be unavailable to serve, proxies solicited by this proxy statement may be voted for a substitute as well as for the other nominees. The Board, however, expects each of the nominees to be available to serve if elected. There are no family relationships among any of our directors or executive officers.

Nominees and Other Members of the Board of Directors

Name	Position	Age	Class	Director Since	Term Expires
Qisen Huang	Chairman of the Board	51	II	2016	2018
Larry C. Buckelew	Vice Chairman of the Board	62	II	2009	2018
Scott A. Bartos	Director	52	III	2012	2016
Tao Zhang	Director	41	III	2016	2016
Neil F. Dimick	Director	66	I	2002	2017
Heping Feng	Director	56	I	2016	2017
Edward L. Samek	Director	79	III	2001	2016
Percy C. Tomlinson	Director and Chief Executive Officer	54	II	2013	2018
Paul S. Viviano	Director	63	I	2003	2017

Incumbent Class III Directors serving for a term expiring in 2019

SCOTT A. BARTOS

During 2015, Mr. Bartos served as President, Chief Executive Officer and Chairman of the Board for Rural/Metro Corporation, the nation’s leading provider of ambulance, fire protection and safety services. Mr. Bartos is a director of Outset Medical, Inc. (formerly Home Dialysis Plus) and a director of Cardiovascular Systems Inc., a publicly traded company that develops and commercializes innovative solutions for treating peripheral and coronary vascular disease. Mr. Bartos previously served as president, chief executive officer, and director of LaVie Care Centers, a national long-term care company with revenues exceeding $1 billion annually, from July 2009 through the sale of the company in December 2011. Prior to joining LaVie, Mr. Bartos served as president and chief operation officer-east of Gambro Healthcare, Inc., and served in executive and management positions with companies such as Endoscopy Specialists, Inc., a company he founded and led through a merger and eventual public listing, U.S. Surgical Corporation, and PepsiCo, Inc. In determining that Mr. Bartos should continue to serve as a director, the Board noted that Mr. Bartos’ background and experience is called upon in considering all significant aspects of our business and operations, particularly with respect to matters of business strategy, and that Mr. Bartos has substantial experience as a healthcare executive and director and is very knowledgeable regarding our industry, business and operations. Mr. Bartos currently serves as a member of our Audit Committee and Compensation Committee.

TAO ZHANG

Dr. Zhang has been a member of our Board of Directors since March 29, 2016. Dr. Zhang founded United Pacific Healthcare in August 2014, of which he is currently the Chairman and CEO. Previously, Dr. Zhang worked directly under Dr. Thomas Frist, Jr., the co-founder of Hospital Corporation of America (HCA), from 2008 through 2014. From 2008 to 2011 Dr. Zhang was in the U.S. on a part-time basis during which time he helped Dr. Frist and HCA to source and negotiate hospital acquisition deals in China. Dr. Zhang spent the remainder of the time with HCA in China as the full-time chairman and CEO of China Hospital Corporation. From 2001 through 2005, Dr. Zhang worked at CITIC Pacific in the healthcare division as project manager and then general manager. Dr. Zhang earned his MD degree in Qingdao University Medical School in 1998 and obtained further training in cardiac surgery for an additional three years in Beijing Fuwai Hospital. Dr. Zhang also holds both an MBA and a Master’s Degree in Health Sector Management from Duke University, obtained in 2007.  Dr. Zhang currently serves on our Compensation Committee and Nominating and Corporate Governance Committee.  Given Dr. Zhang’s substantial experience with the medical and healthcare delivery industry, the Board determined that Dr. Zhang should continue to serve as a director.

EDWARD L. SAMEK

Mr. Samek served as vice chairman of MedQuist, Inc. from 1998 to 2000 and as chairman and chief executive officer of The MRC Group and its predecessor companies from 1982 to 1998 when it was acquired by MedQuist. Previously he served as President of Hudson Pharmaceutical Corporation and Childcraft Education Corp. He has also held executive and management positions with Procter & Gamble, Johnson & Johnson and Avon Products, Inc. Currently an independent consultant and investor, Mr. Samek serves as an Honorary Trustee of the Jackson Laboratory and Chairman of the Board of Friends of Acadia (National Park). Mr. Samek has extensive background and experience in the healthcare services industry and broad experience on the boards of several healthcare companies. In addition, he is our longest serving director, having joined the Board in 2001. In determining that Mr. Samek should continue to serve as a director, the Board noted that Mr. Samek’s background and experience is called upon in considering all significant aspects of our business and operations, particularly with respect to matters of business strategy, and that Mr. Samek has substantial experience concerning our development and is very knowledgeable regarding our industry, business and operations. Mr. Samek currently serves as the Chairman of our Nominating and Corporate Governance Committee and as a member of our Audit Committee.

Incumbent Class I Directors serving for a term expiring in 2017

NEIL F. DIMICK

Mr. Dimick is a healthcare consultant and private investor. He served as executive vice president and chief financial officer of AmerisourceBergen Corporation from August 2001 through April 2002. From 1992 through August 2001 he served as senior executive vice president and chief financial officer of Bergen Brunswig Corporation. Mr. Dimick began his career as a corporate auditor with Deloitte & Touche where he held the position of partner for eight years. Mr. Dimick is also a director of WebMD Corporation, Resources Connection, Inc. and Mylan Laboratories, Inc. Mr. Dimick was a director of Thoratec Corporation from 2003 through October 2015 when the company was sold.  Mr. Dimick has substantial experience in the healthcare services industry and is an “audit committee financial expert,” serving as a director and member of the audit committee of several publicly traded healthcare companies. This experience along with his chief financial officer and public accounting background is often called upon, particularly in connection with accounting and finance-related issues. Mr. Dimick has served as a member of our Board for more than nine years, providing him with significant background and experience concerning Alliance and its development. The Board concluded that Mr. Dimick should continue to serve as a director because he is very knowledgeable about our industry, business and operations due to his extensive work experience in the healthcare services industry and his long tenure as a member of the Board. Mr. Dimick currently serves as the Chairman of our Audit Committee and as a member of our Nominating and Corporate Governance Committee.

HEPING FENG

Mr. Feng, born in 1960, is a Chinese Certified Public Accountant. He is now a senior advisor of PricewaterhouseCoopers. Mr. Feng was the Vice Chairman of Morgan Stanley China from 2011 to Aug 2014. Before joining Morgan Stanley, he was the Office Managing Partner of PricewaterhouseCoopers Beijing.  Mr. Feng made partner in PwC in 1995. Before joining PwC he was a Division head of the Ministry of Finance of PRC from 1985 to 1992. Mr. Feng has 20-years working experience in private and public services. He has worked extensively with major CIC and MOFCOM and market regulators and government agencies such as CSRC, CBRC, MoF.  Mr. Feng currently serves on our Compensation Committee and Nominating and Corporate Governance Committee.  Given Mr. Feng’s substantial experience with financial and accounting matters, the Board determined that Mr. Feng should continue to serve as a director.

PAUL S. VIVIANO

Mr. Viviano is a health care leader who has directed academic, nonprofit and for-profit healthcare organizations that deliver excellence in clinical care, research and diagnostics for three decades. Mr. Viviano joined Children’s Hospital Los Angeles as president and chief executive officer in 2015 and serves as a member of the institution’s Board of Trustees. Previous to serving as president and chief executive of CHLA, Mr. Viviano served as the CEO and Associate Vice Chancellor for the UC San Diego Health System, an institution noted for its leadership in medical research and patient care. He has also served as the president and chief executive officer of USC University Hospital and USC/Norris Cancer Hospital and held various chief executive roles within the St. Joseph Health System, ultimately serving as the president and chief operating officer for the system. He served as our chairman of the board and CEO for 10 years. Paul serves on the boards of several organizations, including Loyola Marymount University, where he serves as the Vice Chair of the Board of trustees. In addition, he was recently appointed to the Board of Directors of the Hospital Association of Southern California (HASC), and serves as the chair of HASC’s Los Angeles Central Area.  Given the importance of hospital service business models to our operations and planning, and Mr. Viviano’s substantial experience with Alliance and the hospital industry, the Board determined that Mr. Viviano should continue to serve as a director.  Mr. Viviano currently serves as the Chairman of our Compensation Committee and as a member of our Nominating and Corporate Governance Committee.

Incumbent Class II Directors serving for a term expiring in 2018

LARRY C. BUCKELEW

Mr. Buckelew was elected by the Board to serve as our Chairman of the Board of Directors, and Interim Chief Executive Officer in 2012 and currently serves as Vice Chairman of the Board of Directors as of 2016. On October 1, 2013, Mr. Buckelew resigned his temporary role as Interim Chief Executive Officer after 16 months of service.  Prior to his election into these responsibilities, he served as a Corporate Director for Alliance since May 2009 and was a member of both the Audit and Compensation Committees. Prior to joining Alliance's Board in 2009, Mr. Buckelew served as President and Chief Executive Officer of Gambro Healthcare, Inc. from November 2000 through October 2005. Mr. Buckelew began his career with American Hospital Supply Corporation (AHSC) in 1975 and served as an executive with AHSC and later Baxter International, Inc. following their merger in November 1985. Mr. Buckelew joined Sunrise Medical Inc. as Division President in 1986, a role he held until being named as Corporate President in 1993. In 1994, Mr. Buckelew was elected as President/COO and Director for Sunrise, a position he held until 1996. In 1996, Mr. Buckelew was named as Group President for the Medical Group of companies for Teleflex Inc., and additionally as Chairman of Surgical Services Inc. (SSI) in 1998, positions he held until joining Gambro Healthcare Inc. in 2000. In addition to his board service for Alliance, Mr. Buckelew also served as Corporate Director for Welch Allyn Medical, a market leader in providing patient diagnostic instruments and medical devices, from 2007 through 2015 until the successful sale of the company to Hill Rom Medical, Inc. (HRC) in 2015. In January 2014, Mr. Buckelew was selected to serve as Lead Director for Rural/Metro Corporation, a leading national provider of ambulance, safety services, and fire protection. He served in this role until the successful sale of the company to Envision Healthcare (EVHC) in 2015. In determining that Mr. Buckelew should continue to serve as a director, the Board noted that Mr. Buckelew has substantial experience in the healthcare services and products industry, having served in executive positions with several large healthcare services providers and medical products companies throughout most of his career, that he has relevant board experience with other healthcare companies and that his background and experience provide him with a firm understanding of our industry, business and operations.

QISEN HUANG

Mr. Qisen Huang, born in 1965, has a BA degree in engineering.  Mr. Huang has been the legal representative and executive director of Fujian Thai Hot Investment Co., Ltd since 1996. Prior to that, Mr. Huang worked at China Construction Bank, Fujian Branch. Mr. Huang has been a representative of the National Committee of the Chinese People’s Political Consultative Conference since February 2013.  Mr. Huang is the vice president of the Fujian Chamber of Commerce, and director of Fujian Haixia Bank.  Mr. Huang has been the chairman and general manager of Thai Hot Group since March 2013. Thai Hot Group is a public company listed on Shenzhen Stock Exchange, and is a subsidiary of Fujian Thai Hot Investment Co., Ltd.  Given Mr. Huang’s substantial business and executive management experience in several industries, the Board determined that Mr. Huang should continue to serve as a director.

PERCY C. TOMLINSON

Percy C. Tomlinson joined us as Chief Executive Officer in October 2013. Prior to joining Alliance, Mr. Tomlinson served as the Chief Executive Officer for Midwest Dental, a leading US provider of dental care services, since September 2012. Previously, he spent 10 years with the Center for Diagnostic Imaging (CDI), a national network of imaging providers offering a full range of diagnostic imaging, pain management and interventional radiology services. At CDI, Mr. Tomlinson served as Chief Executive Officer from May 2011 until September 2012, as President, and Chief Operating Officer from 2005 to 2011, and as Senior Vice President and Chief Financial Officer from 2002 to 2005. Prior to joining CDI, Mr. Tomlinson spent approximately 17 years in primarily finance-related roles, including as Executive Vice President and Chief Financial Officer of Department 56, a publicly traded wholesale and retail consumer products company and President of Harmon Solutions Group, an insurance claim outsourcing company. In addition to his executive management experience, Mr. Tomlinson served as a director of Vertical Health Solutions, Inc. from April 2011 through November 2013.  He currently serves on the Board of Forefront Dermatology, a private healthcare company. Mr. Tomlinson holds an M.B.A. from Columbia University and a B.A. from the University of St. Thomas. Given Mr. Tomlinson’s 25 years of diverse executive management and leadership experience spanning the healthcare, consumer products, insurance, and airline industries, the Board determined that Mr. Tomlinson should continue to serve as a director.

Corporate Governance

Alliance’s business is managed under the direction of our Board, which selects our officers, delegates responsibilities for the conduct of our operations to those officers and monitors their performance. Our non-management directors meet regularly in executive session without the presence of our management. The position of presiding director of these executive sessions is selected by a majority of the non-management directors present.

Board Leadership Structure

The Board does not have a policy with respect to whether the role of the Chairman and the Chief Executive Officer should be separate.  However, pursuant to the terms of a Governance, Voting and Standstill Agreement (the “Governance Agreement”) that we entered into with Thai Hot in connection with the Thai Hot Transaction the contractual right exists for Thai Hot to appoint the Chairman so long as Thai Hot beneficially owns an aggregate of at least 35% of our outstanding shares.  Mr. Buckelew currently serves as the Vice Chairman of the Board and Mr. Tomlinson currently serves as Chief Executive Officer.  The Board has determined that this is the appropriate leadership structure for the company at this time because it permits our Chief Executive Officer to focus on setting the strategic direction of the company and the day-to-day leadership and performance of the company, while permitting the Chairman and Vice Chairman to focus on providing independent guidance to the Chief Executive Officer and setting the agenda for Board meetings. Our Board acknowledges that no single leadership model is right for all companies at all times. As such, our Board periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future, in light of our obligations under the Governance Agreement.

Board Independence

Our Board has reviewed the independence of the members of our Board, in accordance with the guidelines set out in our Corporate Governance Guidelines (available at http://investors.alliancehealthcareservices-us.com/phoenix.zhtml?c=129994&p=irol-govhighlights) and applicable rules of The NASDAQ Stock Market LLC, or NASDAQ. As a result of the review, the Board has determined that each of Messrs. Bartos, Dimick, Feng, Samek and Viviano, and Dr. Zhang, qualifies as an independent director in accordance with NASDAQ rules.

Board and Committee Meetings

Our Board meets four times a year in regularly scheduled meetings. It may meet more often if necessary. The Board held 16 meetings in the fiscal year ended December 31, 2015, referred to as fiscal 2015. During fiscal 2015, all directors attended 75% or more of the total of (a) all meetings of the Board and (b) all meetings of committees of the Board on which such directors served. In addition to the formal meetings noted above, the Board and the committees of the Board are consulted frequently and sometimes act by written consent taken without a meeting. Our directors are invited to attend our 2016 Annual Meeting.  Mr. Buckelew, who served as Alliance’s Chairman at the time, attended and presided over our 2015 Annual Meeting.

Executive management, in consultation with the Board, usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings. Board members may raise other matters at the meetings. The chief executive officer, chief financial officer, general counsel and other selected members of senior management make presentations to the Board at the meetings, and a substantial portion of the meeting time is devoted to the Board’s discussion of these presentations. Significant matters that require Board approval are voted on at the meetings. Board members have complete access to senior management.

Our Board has a standing Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee. A current copy of the charter for each committee is available at http://investors.alliancehealthcareservices-us.com.

During 2015, the Board also established a Special Committee composed of the Company’s independent directors not affiliated with any Selling Stockholders, to review the Thai Hot Transaction on behalf of the Company and to negotiate any matters related to the Thai Hot Transaction with Thai Hot and the Selling Stockholders on behalf of the Company.  The members of the Special Committee consisted of Messrs. Dimick, Samek and Viviano. The Special Committee held two in-person meetings and twenty-eight telephonic meetings during the fiscal year ended December 31, 2015.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the identification of qualified candidates to become Board and Board committee members; the selection of nominees for election as directors at annual stockholders meetings; the selection of candidates to fill Board vacancies; the development and recommendation to the Board of our Corporate Governance Guidelines; and oversight of the evaluation of the Board and management. The Nominating and Corporate Governance Committee’s current members are Messrs. Samek (Chairman), Dimick, Feng, and Viviano and Dr. Zhang.  The Nominating and Corporate Governance Committee was formed in April 2007 and met once in fiscal 2015.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. The Nominating and Corporate Governance Committee, in recommending candidates (both new candidates and current Board members) for election or appointment, and the Board, in approving such candidates, take into account many factors, including the ability to make analytical inquiries, representation of significant stockholders, general understanding of marketing, finance, and other elements relevant to the success of a publicly traded company in today’s business environment, experience in our industry and with relevant social policy concerns, understanding of our business on a technical level, maintaining a diversity of viewpoints among Board members, other board service and educational and professional background. Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Nominating and Corporate Governance Committee specifically takes into account the importance of diversity of background and perspective among Board members. This is reflected in the diverse business and personal experience of Alliance’s directors as described in more detail above. The Nominating and Corporate Governance Committee assesses the effectiveness of its approach toward maintaining and encouraging diversity on the Board through the annual Board self-assessment as well as on-going feedback from Board members on an informal basis. We do not have a formal diversity policy pertaining to the selection of directors.

Stockholders may nominate candidates for election to our Board in accordance with our bylaws, a copy of which can be obtained by writing to our Secretary at Alliance HealthCare Services, Inc., 100 Bayview Circle, Suite 400, Newport Beach, CA 92660. In general, those nominations must be received in writing by our Secretary not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting, as set forth in our bylaws. The nomination must be accompanied by the name and address of the nominating stockholder and must state the number and class of shares held. It must include information regarding each nominee that would be required to be included in a proxy statement. The Nominating and Corporate Governance Committee will give appropriate consideration to candidates for Board membership recommended by stockholders, and will evaluate those candidates in the same manner as other candidates identified by the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our executives, including by designing (in consultation with management or the Board), recommending to the Board for approval and evaluating our compensation plans, policies and programs. As part of these responsibilities, the Compensation Committee determines executive base compensation and incentive compensation and approves the terms of stock option and restricted stock grants pursuant to our equity plan. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in our proxy materials. Under its charter, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except that it is not permitted to delegate its responsibilities with respect to determination of the Chief Executive Officer’s compensation; evaluation of the Chief Executive Officer’s performance; review of compensation, employment and severance agreements for all other executive officers; review of incentive-compensation and equity-based plans; compensation matters intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Code; or compensation matters intended to be exempt from Section 16(b) under the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 under that Act. The Compensation Committee’s current members are Messrs.  Viviano (Chairman), Bartos, and Feng and Dr. Zhang. Mr. Samek served on the Compensation Committee during 2015.  During fiscal 2015, the Compensation Committee held six meetings.

As described in the Compensation Discussion and Analysis, the Compensation Committee has directly engaged Mercer, LLC, a nationally recognized consulting firm dedicated to assisting clients with compensation plan design for executives, key employees and boards of directors, to work with the Compensation Committee to assist it in the determination of the key elements of our compensation programs. Mercer, LLC does not provide any other services to us.

After review and consultation with Mercer, LLC, the Compensation Committee has determined that there are no conflicts of interest raised by the work of Mercer, LLC currently nor were any conflicts of interest raised by the work performed during the year ended December 31, 2015. In reaching these conclusions, the Compensation Committee considered the factors set forth in applicable SEC and NASDAQ rules.

Audit Committee

The Audit Committee, which is solely responsible for appointing our independent registered public accounting firm, is also responsible for assisting our Board with its oversight responsibilities regarding: the integrity of our financial statements; our compliance with legal and regulatory requirements; our independent registered public accounting firm’s qualifications and independence; and the performance of our internal audit function and independent registered public accounting firm. The current members of the Audit Committee are Messrs. Dimick (Chairman), Bartos and Samek, each of whom served on the committee throughout 2015. Our Board has determined that each current member of the Audit Committee meets the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under NASDAQ listing standards and the rules of the SEC regarding audit committee membership. Our Board has also determined that Mr. Dimick is an “audit committee financial expert” within the meaning of SEC rules.

Our Corporate Governance Guidelines provide that the members of the Audit Committee may not serve on the audit committee of more than two other public companies at the same time as they are serving on our Audit Committee unless our Board determines that such simultaneous service would not impair the ability of such member to effectively serve on our Audit Committee. Mr. Dimick currently serves on the audit committees of four public companies, in addition to our Audit Committee. In light of Mr. Dimick’s other commitments, our Board has concluded that his service on those four audit committees would not impair his ability to effectively serve on our Audit Committee. During fiscal 2015, the Audit Committee held eight meetings. For additional information concerning the Audit Committee, see “Report of the Audit Committee of the Board of Directors.”

Hotline for Accounting or Auditing Matters

As part of the Audit Committee’s role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, the Audit Committee established a hotline for the receipt of complaints regarding our accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees or stockholders of concerns regarding questionable accounting or auditing matters. Employees or stockholders may call (800) 799-4605 to make anonymous submission of their concerns.

Shareholder Engagement

Stockholders and other parties interested in communicating directly with our Audit Committee, our independent directors as a group, our non-management directors as a group or our presiding director of the executive sessions of the non-management directors may do so by writing to our Secretary at Alliance HealthCare Services, Inc. 100 Bayview Circle, Suite 400, Newport Beach, CA 92660. Our Secretary will review all such correspondence and forward to the Board a summary of that correspondence and copies of any correspondence that, in his opinion, deals with the functions of the Board or its committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Alliance that is addressed to members of the Board and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of our Audit Committee and handled in accordance with the procedures established by our Audit Committee with respect to those matters.

Pay Risk Assessment

The Compensation Committee and the Board as a whole perform an ongoing oversight of our compensation practices in light of the risks in our operations. The oversight includes, among other things, a review of management’s decision-making and policy-making structures and practices; the methodology used to define, update and measure short-term and long-term objectives; the effectiveness and nature of communications within Alliance and between management and our Board and other stakeholders; and our compliance policies, practices and programs. In general, based upon this review, each of the Compensation Committee and the Board believes that our compensation practices do not provide undue incentives for short-term planning or short-term financial awards, and do not reward unreasonable risk. You can find a more detailed description of the risk factors associated with our business in the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2015.

As described in more detail below, the Compensation Committee and the Board believe that our compensation policies and practices encourage actions that increase the value of Alliance and are well aligned with our strategic objectives. Based on management’s ongoing assessment of our compensation practices, and our review and discussion of the same with the Compensation Committee, we believe that our compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on Alliance. In evaluating our compensation policies and practices, a number of factors were identified which Alliance and the Compensation Committee believe discourage excessive risk-taking, including:

•	The base salaries we pay to our employees are fixed in amount, and thus the Compensation Committee and the Board do not believe that these base salaries encourage excessive risk-taking.
•

The Radiology Division has established separate bonus and commission plans for its sales, marketing and operations teams. For the sales team, commissions are tied to signing service agreements with new customers and renewing service agreements with existing customers. The longer the term of the agreement and the higher the value of the agreement, the larger the commission. Also, if actual revenues generated by a particular deal are lower than what was projected in the original business model for the deal, we adjust the total commissions to reflect actual performance. Marketing staff receive bonuses based on achievement of same store volume growth. Operations team leaders receive bonuses based on achievement of budgeted revenue, adjusted EBITDA and return on invested capital. Some operations team members also receive a transactional bonus based on customer renewals.

•

The Oncology Division has established separate bonus and commission plans for its business development, marketing and operations teams. For the business development team, we pay bonuses when new deals are signed, based on the value of the particular deal. Also, if actual revenues generated by a particular deal are lower than what was projected in the original business model for the deal, we adjust the total commissions to reflect actual performance. Marketing staff are paid bonuses based on achievement of same store volume growth. We pay the operations team leaders bonuses based on achievement of budgeted revenue, adjusted EBITDA and return on invested capital. Physicists and dosimetrists working for the Oncology Division have up to 80% of their bonuses tied to quality components such as equipment safety and appropriate staffing levels. The Compensation Committee and Board believe that the Radiology Division and Oncology Division bonus and commission plans appropriately balance risk and the desire to focus our employees on specific short-term goals important to our success, and do not encourage unnecessary or excessive risk-taking.

•

Several of our employees are awarded long-term equity-based incentives that are important to help further align those employees’ interests with those of our stockholders. The Compensation Committee and Board do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our stock price.

The Board’s Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of the Board’s risk management oversight is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board in setting our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for us.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The Board has delegated risk management responsibility with respect to legal and regulatory compliance, including compliance with the Sarbanes-Oxley Act of 2002, to the Audit Committee. The Audit Committee oversees the implementation of our Compliance Program, Records Retention Policy and Sarbanes-Oxley compliance as well as other compliance policies. The Audit Committee has a particular focus on financial risk, including internal controls, and receives an annual risk assessment report from our internal auditors. The Board has delegated responsibility for our directors and officers insurance programs to the Compensation Committee. The Audit Committee and Compensation Committee regularly report to the Board concerning risk management issues. Our Audit Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect us and works closely with our legal and regulatory groups. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy.

Fiscal 2015 Directors’ Compensation

Under our compensation program for non-employee directors we paid our non-employee directors an annual fee of $40,000 for their services as directors, payable in quarterly installments of $10,000 each. In addition, each non-employee director who was unaffiliated with Oaktree and MTS (other than Mr. Buckelew) received a restricted stock unit award on December 31, 2015, with the number of units calculated as $140,000, divided by the average share price of our Common Stock over the 15-day period preceding the grant date, rounded down to the nearest whole unit. Mr. Buckelew received a restricted stock unit award on December 31, 2015, with the number of units calculated as $102,500, divided by the closing share price of our Common Stock as of the grant date. These restricted stock unit awards will vest on December 31, 2016 if the director continues his service with us through that date. On December 31, 2015, each of Messrs. Bendikson, Harmon and Lane (the “Oaktree/MTS Directors”) received additional cash compensation of $140,000 for his Board service during 2015.

Our directors also received the following retainers for their service on committees of the Board of Directors and for serving as a chair of a committee for 2015:

Committee Chair Retainers
Audit	$30,000
Compensation	5,000
Nominating and Corporate Governance	5,000
Committee Member Retainers
Audit	$15,000
Compensation	5,000
Nominating and Corporate Governance	5,000

Messrs. Dimick, Samek and Viviano also received fees for service on a Special Committee of the Board of Directors, to consider matters in connection with the sale of shares by the Selling Shareholders, as described in note 2 of the table included under “Directors Compensation Table for Fiscal 2015.”

We entered into an offer letter with Mr. Buckelew effective June 1, 2012, providing for his service as our Interim Chief Executive Officer, which concluded on October 1, 2013, and Chairman of our Board. Under the offer letter, Mr. Buckelew is entitled to receive additional retainers for his service as Chairman of the Board. The combined amount of these retainers was $335,000 per year through October 1, 2015, paid $197,500 in cash and $137,500 in restricted stock units, and is $265,000 per year thereafter, paid $162,500 in cash and $102,500 in restricted stock units.  Effective upon the closing of the Thai Hot Transaction, Mr. Buckelew was appointed Vice Chairman of the Board. On the recommendation of the Special Committee of the Board, the Board approved that Mr. Buckelew’s compensation for his services on the Board would remain unchanged through the end of 2016.

As in prior years, non-employee directors received reimbursement of travel expenses related to their Board service.  We do not provide Mr. Tomlinson, who serves as our Chief Executive Officer, additional compensation for serving on the Board.

We have established a directors’ deferred compensation plan for all non-employee directors. No directors elected to participate in the directors’ deferred compensation plan in 2015, and only Mr. Dimick had an account balance under the directors’ deferred compensation plan as of December 31, 2015. Upon the closing of the Thai Hot Transaction, in accordance with the terms of the deferred compensation plan, Mr. Dimick’s phantom units were converted and settled for cash.

Directors Compensation Table for Fiscal 2015

The following table summarizes the compensation earned during the fiscal year ended December 31, 2015 by each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)(4)	Total ($)
Scott A. Bartos	60,000	140,000	200,000
Aaron A. Bendikson	190,000	—	190,000
Larry C. Buckelew	188,750	128,750	317,500
Neil F. Dimick	123,000	140,000	263,000
Michael P. Harmon	180,000	—	180,000
Curtis S. Lane	190,000	—	190,000
Edward L. Samek	105,000	140,000	245,000
Paul S. Viviano	80,000	140,000	220,000

(1)

Amounts in this column represent cash retainer fees paid during 2015. The annual fee paid to each of the Oaktree/MTS Directors for his services during 2015 was $40,000, which was paid in equal quarterly installments to an investment fund, not to the Oaktree/MTS Directors individually, as specified by each Oaktree/MTS Director. In addition, on December 31, 2015, in lieu of an annual restricted stock award, the Oaktree/MTS Directors each received additional cash compensation of $140,000 in consideration of his Board service during the year, which was paid to an investment fund, not to the Oaktree/MTS Directors individually, as specified by each Oaktree/MTS Director.

(2)

Amounts in this column for Messrs. Dimick, Samek and Viviano include fees paid for service on a Special Committee to the Board.  The Board authorized payment to the Special Committee Directors, Messrs. Dimick (Chairman), Samek, and Viviano, $12,000, $10,000, and $10,000 monthly fees, respectively, $2,500 for each in-person meeting attended, and $1,000 for each telephonic meeting attended.

(3)

The amounts in this column are the aggregate grant date fair values computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (revised January 15, 2010), “Stock Compensation.” Assumptions made in the valuation of awards in the “Stock Awards” column can be found in Note 4 of the Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended, but exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock or option awards were forfeited by any of our non-employee directors during fiscal 2015.

(4)

On December 31, 2015, each non-employee director other than Mr. Buckelew and the Oaktree/MTS Directors was automatically granted an award of 15,812 restricted stock units under our 2015 director compensation program. The grant date fair value of each of these awards was $140,000. On December 31, 2015, Mr. Buckelew was automatically granted an award of 11,165 restricted stock units under our 2015 director compensation program pursuant to the terms of his offer letter described above.  The grant date fair value of this award was $102,500. In addition, as of December 31, 2015, each director had the following number of unvested restricted stock units: Mr. Bartos (15,812), Mr. Bendikson (0), Mr. Buckelew (11,165), Mr. Dimick (15,812), Mr. Harmon (0), Mr. Lane (0), Mr. Samek (15,812) and Mr. Viviano (15,812). Mr. Dimick also had 1,112 outstanding phantom shares in his account under our directors’ deferred compensation plan. Mr. Buckelew had 100,000 outstanding option awards as of December 31, 2015.  No other non-employee director in the table above had any outstanding option awards as of December 31, 2015. Mr. Tomlinson had outstanding option awards as of December 31, 2015, but he is a named executive officer for 2015 and information regarding his 2015 compensation and outstanding awards is provided below in the “Executive Compensation” section.

OWNERSHIP OF ALLIANCE COMMON STOCK

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 15, 2016 by: (a) each person who is known by us to own beneficially more than 5% of our Common Stock; (b) each of our named executive officers (as defined in “Compensation Discussion and Analysis”); (c) by each of our directors and nominees for director; and (d) by all of our current executive officers and directors as a group.  Unless otherwise indicated, the address of the person or entities shown in the table below is c/o Alliance HealthCare Services, Inc., 100 Bayview Circle, Suite 400, Newport Beach, CA 92660.

Name	Common Stock Owned Beneficially(1)	Percentage of Shares Beneficially Owned(1)
Greater than 5% Stockholders:
THAIHOT Investment Company Limited(2)	5,537,945	51.7%
Renaissance Technologies LLC(3)	637,260	5.9%
BlackRock, Inc(4)	559,085	5.2%

Named Executive Officers: (5)
Percy C. Tomlinson	75,962	*
Howard K. Aihara	84,483	*
Rhonda Longmore-Grund	—	—
Richard W. Johns	76,966	*
Richard A. Jones	91,700	*
Gregory E. Spurlock	22,773	*
Directors:
Qisen Huang(2)	5,537,945	51.7%
Scott A. Bartos	8,796	*
Larry C. Buckelew	43,037	*
Neil F. Dimick	40,088	*
Heping Feng	—	—
Tao Zhang	—	—
Edward L. Samek	52,088	*
Paul S. Viviano	61,825	*
All Current Executive Officers and Directors (13 persons)(6)	6,011,180	54.8%

*	Less than 1%
(1)

Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them and have an address in care of our principal office. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The percentages are based upon 10,716,884 shares outstanding as of April 15, 2016, except for certain persons who hold options that are presently exercisable or exercisable within 60 days of that date. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of April 15, 2016 are based upon the sum of 10,716,884 shares outstanding plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of April 15, 2016 held by them, as indicated in the following notes.

(2)

The amounts shown and the following information was provided by THAIHOT Investment Company Limited, Fujian Thai Hot Investment Co., Ltd and Mr. Qisen Huang pursuant to a Schedule 13D filed with the SEC on March 29, 2016 indicating beneficial ownership as of March 29, 2016 of 5,537,945 shares of our Common Stock. Fujian Thai Hot Investment Co., Ltd.  Is an investment holding company and an affiliate of THAIHOT Investment Company Limited. Mr. Qisen Huang is the 95% shareholder and director of Fujian Thai Hot Investment Co., Ltd. and the sole director of THAIHOT Investment Company Limited. The address of THAIHOT Investment Company Limited, Fujian Thai Hot Investment Co., Ltd and Mr. Qisen Huang is: c/o Fujian Thai Hot Investment Co., Ltd, No. 43 Hudong Road, Olympic Building, Fuzhou City, Fujian Province, China 350003.

(3)

The amounts shown and the following information was provided by Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holding Company (“RTHC”) pursuant to a Schedule 13G filed with the SEC on February 11, 2016 indicating beneficial ownership as of December 31, 2015 of 637,260 shares of our Common Stock.  RTC and RTHC report that they have sole voting power over 637,260 of these shares and sole dispositive power over 637,260 shares. The address of the principal business office of RTC and RTHC is 800 Third Avenue, New York, New York 10022.

(4)

The amounts shown and the following information was provided by BlackRock, Inc. pursuant to a Schedule 13G filed with the SEC on January 25, 2016 indicating beneficial ownership of December 31, 2015 of 559,085 shares of our Common Stock.  BlackRock, Inc. reports that it has sole voting power over 554,450 of these shares and sole dispositive power over 559,085 shares.  The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)

Includes shares of our Common Stock that may be acquired as of or within 60 days of April 15, 2016 through the exercise of stock options as follows: Mr. Tomlinson (75,962), Mr. Aihara (32,703), Ms. Longmore-Grund (0), Mr. Johns (76,966), Mr. Jones (75,642) and Mr. Spurlock (16,961). Also includes shares of our Common Stock that may be acquired within 60 days of April 15, 2016 through the vesting of restricted stock unit awards as follows: Mr. Tomlinson (0), Mr. Aihara (0), Ms. Longmore-Grund (0), Mr. Johns (0), Mr. Jones (0) and Mr. Spurlock (0).

(6)

This amount includes 245,531 shares issuable upon exercise of stock options that are exercisable as of or within 60 days after April 15, 2016, and includes 0 shares that may be acquired within 60 days after April 15, 2016 through the vesting of restricted stock unit awards.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our compensation policies for our executive officers who are named in the “Summary Compensation Table” below. Our “named executive officers” for 2015, who we refer to as our “executives” or “executive officers” in this section are:

•	Percy C. Tomlinson, President and Chief Executive Officer (CEO);
•	Howard K. Aihara, former Executive Vice President and Chief Financial Officer (CFO);
•	Richard W. Johns, Chief Operating Officer and Chief Legal Officer;
•	Richard A. Jones, President, Alliance Radiology Division; and
•	Gregory E. Spurlock, President, Alliance Oncology Division and International Business.

Mr. Aihara ceased serving as the Company’s Executive Vice President and Chief Financial Officer effective as of March 10, 2016.

Executive Summary

We are a leading national provider of advanced outpatient diagnostic imaging and radiation therapy services, based upon annual revenue and number of systems deployed. Managing and growing our business requires a management team of dedicated, experienced and talented executives. Our executives are accountable for the performance of the company and the division(s) they manage and are compensated primarily based on that performance.

Fiscal 2015 was another successful and important year for the company as we seek to execute on our long-term strategic growth plan:

•	We achieved revenue of $473.1 million and adjusted EBITDA (as defined below) of $131.3 million.*
•	We generated $92.5 million in operating cash flows.
•	Alliance Radiology reported strong same-store volume growth of +5.1% for MRI and +6.3% for PET/CT.
•	Alliance Oncology continued its same-store volume growth trends, with same-store stereotactic radiosurgery volume growth of +3.4% and linear accelerator volume decreasing 5.3%.
•

We expanded into the interventional services space with acquisitions of a 59% controlling interest in The Pain Center of Arizona (“TPC”) in February 2015 and a 60% controlling interest through AHIP-Florida, LLC in PRC Associates, LLC in October 2015.

*Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States (“GAAP”). See Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended, for additional information and a GAAP reconciliation of this measure.

We believe that executive compensation for 2015 was consistent with our compensation philosophy and objectives (as described below) and with our performance during the year. The following discussion summarizes in more detail our executive compensation program, including our compensation philosophy and objectives, the processes and sources of input that are considered in determining executive compensation, and an analysis of the compensation paid to or earned by the executive officers for 2015.

Our Executive Compensation Philosophy and Objectives

Purpose of Compensation

Our executive compensation program aims to attract talented individuals to lead, manage and operate all aspects of our business and reward and retain executives who continue to meet our high expectations over time. Our executive compensation program combines short- and long-term components, cash and equity, and fixed and contingent payments in the amounts and proportions that we believe are most appropriate to incentivize and reward our executive officers for achieving our objectives. Our executive compensation program also is intended to make us competitive in our industry, where there is considerable competition for talented executives.

Compensation Objectives

Our Compensation Committee has designed our executive compensation to be significantly performance-based. The Compensation Committee believes that compensation we pay to our executives should align closely with our performance on both a short-term and long-term basis; should be linked to specific, measurable results intended to create value for stockholders; and should assist us in attracting and retaining key executives critical to our long-term success.

More particularly, our compensation program strives to achieve the following objectives:

•	attract and retain individuals of superior ability and managerial talent;
•	ensure executive compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;
•	increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and
•

enhance the executives’ incentive to increase our stock price and maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in Alliance through stock options and/or restricted stock units.

To achieve these objectives, we pay our executive officers competitively, consistent with our success and their contribution to that success. We ensure that a significant portion of compensation directly relates to our stock performance and other factors that directly and indirectly influence stockholder value. Accordingly, the Compensation Committee sets goals designed to link each executive’s compensation to identified key measures of our performance and the executive’s own performance. Consistent with this performance-based philosophy, our executive officer compensation includes a significant incentive-based component in addition to a base salary. The Compensation Committee reserves for our named executive officers the largest potential compensation awards for performance- and incentive-based programs.

The elements of our executive compensation include the following:

•	annual base salary;
•	annual cash bonus opportunity in accordance with our Executive Incentive Plan;
•	long-term incentive awards in accordance with our 1999 Equity Plan;
•	discretionary bonuses in circumstances in which our Compensation Committee determines appropriate; and
•	additional benefits and perquisites.

Generally, our Compensation Committee allocates total compensation between cash and equity based in part on a review of peer group healthcare services companies of comparable size and with which we compete for executive talent, as discussed below. The allocation reflects what the members of the Compensation Committee believe to be an appropriate balance between short-term incentives and long-term incentives to align the interests of our executive officers with the interests of our stockholders. Our Compensation Committee annually evaluates the balance between equity and cash compensation among executive officers.

Determination of Executive Compensation

Role of the Compensation Committee

The Compensation Committee evaluates the performance of our CEO and has the sole authority to approve his compensation. The Compensation Committee reviews and makes compensation determinations with respect to all compensation for all other executive officers. To aid the Compensation Committee in making its determinations, the CEO provides recommendations annually to the Compensation Committee regarding the compensation of all other executive officers.

Role of Executive Officers

In connection with the determination of compensation awards, our CEO evaluates the performance of each named executive officer. Each named executive officer in turn participates in an annual performance review with the CEO to provide input about the named executive officer’s contributions to our company for the relevant period. The Compensation Committee annually reviews the performance of our named executive officers, and our CEO’s assessments of that performance, when making its compensation determinations.

Compensation Benchmarking and Peer Group

The Compensation Committee considers the compensation paid by a peer group of healthcare services companies in determining base salaries, target bonus percentages, discretionary equity grants and allocation of total compensation between cash and equity. This approach enables us to offer competitive compensation packages to our executives and also ensures that our cost structures will allow us to remain competitive in our markets. In setting annual cash compensation opportunities and determining equity grants, the Compensation Committee considers the peer group data but does not target any specific positioning for the compensation components or total compensation.

In late 2013 and continuing into 2014, the Compensation Committee directly engaged F.W. Cook to work with management and the Compensation Committee to assist it in the determination of the key elements of the compensation programs. At the Compensation Committee’s direction, F.W. Cook evaluated a number of factors, including total cash compensation, existing equity awards and share ownership, cash bonuses to retain executive officers and the relative experience and responsibilities of executives. F.W. Cook also prepared a summary comparison of our various compensation components and total compensation to the peer group data. F.W. Cook provided data and analysis to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executives.

The peer group recommended by F.W. Cook and approved by the Compensation Committee consisted of the following 9 companies: Amedisys Inc.; AMN Healthcare Services, Inc.; AmSurg Corp.; Cross Country Healthcare, Inc.; Hanger Orthopedic Group, Inc.; Healthways, Inc.; IPC The Hospitalist Company, Inc.; RadNet Inc.; and U.S. Physical Therapy, Inc. This group of companies provided an appropriate peer group because the companies were primarily engaged in healthcare services and healthcare facilities and they balanced the company’s relative size in terms of revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); market cap and enterprise value.

During 2015, in connection with the purchase of a majority of the shares of the Company’s common stock by THAIHOT Investment Company Limited, a wholly owned indirect subsidiary of Fujian Thai Hot Investment Co., Ltd., from funds managed by Oaktree Capital Management, L.P. and MTS Health Investors, LLC, and Larry C. Buckelew (the “Thai Hot Transaction”), the Special Committee of the Board engaged Mercer to perform a comprehensive review of the compensation payable to the Company’s employees in connection with the completion of the Thai Hot Transaction and any new compensatory arrangements that would be put into place for 2016. In connection with this review Mercer recommended and the Special Committee approved utilizing the previously approved peer group without changes.  For its review, Mercer used a combination of peer group proxy data and survey data (weighed equally) for the named executive officers.

Stockholder Advisory Vote to Approve Executive Compensation

At our 2014 annual meeting of stockholders, our stockholders approved, on an advisory basis, the compensation of our named executive officers with an approval rating of approximately 88% of votes cast. While the Compensation Committee is pleased with the support shown by our stockholders in this advisory vote, modifications were made for 2015, described more fully below, as we strive to ensure that our executive compensation is aligned with our corporate strategy, business objectives and the long-term interests of our stockholders. Because our stockholders voted at the 2011 annual meeting of stockholders to hold future advisory votes on the compensation of our named executive officers every three years, we expect to hold the next advisory say-on-pay vote at the 2017 annual meeting of stockholders.

Elements of our Executive Compensation Program

The following sections describe each element of the direct compensation program for our named executive officers in more detail.

Annual Base Salary

The Compensation Committee establishes base salaries for executive officers based on the scope of their responsibilities, individual contribution, prior experience, sustained performance, competitive salary levels within the peer group of companies and company budget. The Compensation Committee sets the base salary of each of our named executive officers each year based significantly on individual performance, as assessed by the Compensation Committee with input from the CEO regarding executives other than him. The Compensation Committee also considers how the executive’s base salary compares with the peer group generally, but the Compensation Committee does not target any specific level of base salary for the executives as compared to the peer group. Any increase in salary is discretionary, and our executives receive no formulaic base salary increases.

Mr. Aihara received an increase in his base salary for 2015 to $305,000, Mr. Johns received an increase in his base salary for 2015 to $337,000 and Mr. Spurlock received an increase in his base salary for 2015 to $310,000.  Each of these base salary increases was effective as of February 2, 2015.  None of our other named executive officers received a base salary increase for 2015.

The base salaries of our named executive officers for 2015 are set forth below:

Name and Title	2013 Salary	2014 Salary	2015 Salary
Percy C. Tomlinson, President and Chief Executive Officer	$600,000	No change	No change
Howard K. Aihara, Executive Vice President and Chief Financial Officer	No change	$299,580	$305,000
Richard W. Johns, Executive Vice President, General Counsel and Secretary	$325,000	No change	$337,000
Richard A. Jones, President, Radiology Division	$300,000	$310,000	No change
Gregory E. Spurlock, President, Oncology Division	$280,000	$290,000	$310,000

Mercer’s 2015 market analysis indicated that each of the named executive officer’ 2015 base salaries fell significantly below the market median. For 2016, the Compensation Committee approved a 10% base salary increase for Mr. Tomlinson, and approximately 11% base salary increase for Mr. Johns, to account for this market positioning and to reflect the changes in their roles and level of responsibilities, and a 5% increase in the base salaries of each other continuing named executive officer to bring their salaries closer to the market median.

Annual Cash Bonus Opportunity

Each of our named executive officers participates in an annual bonus plan called the Executive Incentive Plan.

Target Bonus Opportunity. The Compensation Committee generally assigns to each of our executives an annual target bonus that is stated as a percentage of his annual base salary. The percentage target increases along with the executive’s responsibilities within the company and with the named executive officer’s ability to influence the overall results of the company. The 2015 target bonus opportunities for the named executive officers were set at the same levels as in 2014:  85% of his annual base salary in the case of Mr. Tomlinson and 75% of annual base salary in the case of each other named executive officer.  The Compensation Committee determined that these percentages appropriately reflected the responsibilities held by each officer and his ability to affect the success of the company.

For 2015, the bonus amount earned by each executive under the Executive Incentive Plan was calculated in two steps.  First, the fiscal 2015 bonus opportunity for each executive was determined based on achievement against four company financial performance measures or, in the case of Messrs. Jones and Spurlock, division financial performance measures in lieu of company measures:

(1)	revenue component – 15% of total 2015 bonus opportunity;
(2)	adjusted EBITDA component – 50% of total 2015 bonus opportunity;
(3)	patient satisfaction component – 5% of total 2015 bonus opportunity; and
(4)	return on invested capital component – 30% of total 2015 bonus opportunity.

Second, the bonus amount earned by each executive was calculated as the sum of:

(1)	an amount equal to 70% of the 2015 bonus opportunity for such executive; and
(2)

an amount equal to 30% of the 2015 bonus opportunity for such executive multiplied by the executive’s percentage achievement of his individual performance objectives (“Performance Objectives”) for 2015.

Revenue Component. The revenue component constituted 15% of the annual bonus opportunity in 2015. For Mr. Jones, President of our Radiology Division, the revenue component was based solely on revenue for the Radiology Division. For Mr. Spurlock, President of our Oncology Division, the revenue component was based solely on revenue for the Oncology Division. For the remaining named executive officers, the revenue component was based on total company revenue since these executives were responsible for company-wide achievement. The actual bonus amount payable with respect to the revenue component ranged from 0% to 150% of the target bonus amount, with the higher our revenue against the established target, the higher the bonus percentage relative to this component.  In 2015, the revenue target for the company was $492.6 million and the company achieved revenue of $473.1 million. This achievement level was 96% of the target, which resulted in bonus payouts under the Executive Incentive Plan for Messrs. Tomlinson, Aihara and Johns for the revenue component of 96% of the target bonus amount.  In 2015, the revenue target for our Radiology Division was $348.7 million and our Radiology Division achieved revenue of $339.6 million. This achievement level was 97.4% of the target, which resulted in a bonus payout under the Executive Incentive Plan for Mr. Jones for the revenue component of 97.4% of the target bonus amount.  In 2015, the revenue target for our Oncology Division was $116.4 million and our Oncology Division achieved revenue of $100 million. This achievement level was 85.9% of the target, which resulted in a bonus payout under the Executive Incentive Plan for Mr. Spurlock for the revenue component of 32.8% of the target bonus amount.

Adjusted EBITDA Component.  The adjusted EBITDA component constituted 50% of the annual bonus opportunity in 2015.  For Mr. Jones, President of our Radiology Division, the adjusted EBITDA component was based solely on adjusted EBITDA for the Radiology Division. For Mr. Spurlock, President of our Oncology Division, the adjusted EBITDA component was based solely on adjusted EBITDA for the Oncology Division. For the remaining named executive officers, the adjusted EBITDA component was based on total company adjusted EBITDA since these executives were responsible for company-wide achievement. The actual bonus amount payable with respect to the adjusted EBITDA component ranged from 0% to 150% of the target bonus amount.  In 2015, the adjusted EBITDA target for the company was $118.4 million and the company achieved adjusted EBITDA of $110.7 million. This achievement level was 93.6% of the target, which resulted in bonus payouts under the Executive Incentive Plan for Messrs. Tomlinson, Aihara and Johns for the adjusted EBITDA component of 51.5% of the target bonus amount.  In 2015, the adjusted EBITDA target for our Radiology Division was $114 million and our Radiology Division achieved adjusted EBITDA of $112.2 million. This achievement level was 98.5% of the target, which resulted in a bonus payout under the Executive Incentive Plan for Mr. Jones for the adjusted EBITDA component of 93.9% of the target bonus amount.  In 2015, the adjusted EBITDA target for our Oncology Division was $41.3 million and our Oncology Division achieved adjusted EBITDA of $36.3 million. This achievement level was 88% of the target, which resulted in a bonus payout under the Executive Incentive Plan for Mr. Spurlock for the adjusted EBITDA component of 32.75% of the target bonus amount.

Patient Satisfaction Component.  The patient satisfaction component constituted 5% of the annual bonus opportunity in 2015. For Mr. Jones, President of our Radiology Division, the patient satisfaction component was based solely on patient satisfaction for the Radiology Division. For Mr. Spurlock, President of our Oncology Division, the patient satisfaction component was based solely on patient satisfaction for the Oncology Division. For the remaining named executive officers, the patient satisfaction component was based on total company patient satisfaction since these executives are responsible for company-wide achievement. The actual bonus amount payable with respect to the patient satisfaction component ranged from 0% to 150% of the target bonus amount, with the higher our patient satisfaction against the established target, the higher the bonus percentage relative to this component.  In 2015, the patient satisfaction target for the company was 95% and the company achieved patient satisfaction of 94.2%. This achievement level resulted in bonus payouts under the Executive Incentive Plan for Messrs. Tomlinson, Aihara and Johns for the patient satisfaction component of 52% of the target bonus amount.  In 2015, the patient satisfaction target for our Radiology Division was 95% and our Radiology Division achieved patient satisfaction of 94.1%. This achievement level resulted in a bonus payout under the Executive Incentive Plan for Mr. Jones for the patient satisfaction component of 49.3% of the target bonus amount.  In 2015, the patient satisfaction target for our Oncology Division was 96% and our Oncology Division achieved patient satisfaction of 95.2%. This achievement level resulted in a bonus payout under the Executive Incentive Plan for Mr. Spurlock for the patient satisfaction component of 78.7% of the target bonus amount.

Return on Invested Capital Component.  The return on invested capital component constituted 30% of the annual bonus opportunity in 2015.  “Return on invested capital” means (A) adjusted EBITDA net of minority interest and depreciation expense divided by (B) assets net of goodwill, intangible assets and non-debt liabilities.  For Mr. Jones, President of our Radiology Division, the return on invested capital component was based solely on return on invested capital for the Radiology Division. For Mr. Spurlock, President of our Oncology Division, the return on invested capital component was based solely on return on invested capital for the Oncology Division. For the remaining named executive officers, the return on invested capital component was based on total company return on invested capital since these executives are responsible for company-wide achievement. The actual bonus amount payable with respect to the return on invested capital component ranged from 0% to 150% of the target bonus amount.  In 2015, the return on invested capital target for the company was 22.7% and the company achieved return on invested capital of 20.6%. This achievement level was 91% of the target, which resulted in bonus payouts under the Executive Incentive Plan for Messrs. Tomlinson, Aihara and Johns for the return on invested capital component of 58.9% of the target bonus amount.  In 2015, the return on invested capital target for our Radiology Division was 35.8% and our Radiology Division achieved return on invested capital of 35.7%. This achievement level was 99.6% of the target, which resulted in a bonus payout under the Executive Incentive Plan for Mr. Jones for the return on invested capital component of 99.6% of the target bonus amount.  In 2015, the return on invested capital target for our Oncology Division was 29.5% and our Oncology Division achieved return on invested capital of 23.5% This achievement level was 79.8% of the target, which resulted in a bonus payout under the Executive Incentive Plan for Mr. Spurlock for the return on invested capital component of 32.8% of the target bonus amount.

Performance Objectives Component. Due to the number of Performance Objectives assigned to each named executive officer, no individual Performance Objective is material to the total compensation paid to a named executive officer. The Compensation Committee has set Performance Objectives to be difficult to attain in light of budget projections and past experience and does not expect the executive officer to attain them with average or below average effort or performance. Many Performance Objectives require the subjective judgment of the Compensation Committee.

Please see the following summaries of the individual Performance Objectives assigned to each named executive officer and the Compensation Committee’s assessment of his achievement of his Performance Objectives.

Chief Executive Officer—Percy C. Tomlinson

Mr. Tomlinson’s Performance Objectives for 2015 included key strategic goals, performance of the Radiology and Oncology Divisions, financial performance, implementation of investor relations plans and patient care. No single Performance Objective for Mr. Tomlinson had a material effect on the total compensation payable or paid to him. Mr. Tomlinson achieved his Performance Objectives at 85% during 2015.

Executive Vice President and Chief Financial Officer—Howard K. Aihara

Mr. Aihara’s Performance Objectives for 2015 included key strategic goals, performance of the Radiology and Oncology Divisions, obtaining lease financings, managing operational and balance sheet metrics, and implementation of investor relations plans. No single Performance Objective for Mr. Aihara had a material effect on the total compensation payable or paid to him. Mr. Aihara’s achievement score was set at 100% for 2015 under the terms of his Transition and Separation Agreement, discussed more fully below.

Executive Vice President, General Counsel, and Secretary—Richard W. Johns

Mr. Johns’ Performance Objectives for 2015 included strategy and business development, improvements to the compliance program, corporate governance communication, effectively managing legal activities and team member development. No single Performance Objective for Mr. Johns had a material effect on the total compensation payable or paid to him. Mr. Johns achieved his Performance Objectives at 100% during 2015.

President, Radiology Division—Richard A. Jones

Mr. Jones’ Performance Objectives for 2015 were with respect to the Radiology Division and included revenue protection and growth, excellence in patient care and service, financial performance, operational profitability and growth and same store volume growth. No single Performance Objective for Mr. Jones had a material effect on the total compensation payable or paid to him. Mr. Jones achieved his Performance Objectives at 90% during 2015.

President, Oncology Division—Gregory E. Spurlock

Mr. Spurlock’s Performance Objectives for 2015 were with respect to the Oncology Division and included actively managing and scaling growth of the division and its talent, enhance the data intelligence used to support this growth, patient satisfaction and increasing revenue and same store sales.   Mr. Spurlock achieved his Performance Objectives at 90% during 2015.

Fiscal 2015 Executive Incentive Plan Bonus Calculation. In summary, for 2015 we paid the following bonuses to our named executive officers under the Executive Incentive Plan, which amounts are included in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” below:

Step 1:  Calculation of Total Fiscal 2015 Executive Incentive Plan Bonus Opportunity:

Name	Revenue Payout %	Adjusted EBITDA Payout %	Return on Invested Capital Payout %	Patient Satisfaction %	Weighted Average Payout %	Total Fiscal 2015 Bonus Opportunity
Percy C. Tomlinson	96.0%	51.5%	58.9%	52.0%	60.4%	$308,142
Howard K. Aihara	96.0%	51.5%	58.9%	52.0%	60.4%	$138,211
Richard W. Johns	96.0%	51.5%	58.9%	52.0%	60.4%	$152,712
Richard A. Jones	97.4%	93.9%	99.6%	49.3%	93.9%	$218,329
Gregory E. Spurlock	32.8%	32.8%	32.8%	78.7%	35.1%	$81,485

Step 2:  Calculation of Total Fiscal 2015 Executive Incentive Plan Bonus Earned:

	Financial Performance Component – 70%	Individual Performance Component – 30%
Name	Financial Component Bonus Amount	Individual Performance Bonus Opportunity	Individual Performance Score	Individual Performance Component Bonus Amount	Discretionary Bonus (1)	Total Fiscal 2015 Bonus Amount
Percy C. Tomlinson	$215,699	$92,443	85%	$78,576	$75,000	$369,276
Howard K. Aihara	$96,748	$41,463	100%	$41,463	$—	$138,211
Richard W. Johns	$106,898	$45,813	100%	$45,813	$75,000	$227,712
Richard A. Jones	$152,830	$65,499	90%	$58,949	$25,000	$236,779
Gregory E. Spurlock	$57,040	$24,446	90%	$22,001	$50,000	$129,041

(1)	Represents discretionary bonuses approved by the Compensation Committee’s in recognition of each executive’s contributions to the Thai Hot Transaction.

Payouts for Return on Capital Component of Executive Incentive Plan For Prior Years.  In 2015, certain of our named executive officers also received payouts under the return on capital component (the “ROC Component”) of the Executive Incentive Plan for prior years. The ROC Component is measured with respect to (1) investments in fixed-site imaging centers and radiation oncology centers (collectively, the “de novo investments”) and (2) acquisition investments. For Mr. Jones, President of our Radiology Division, the ROC Component is based solely on investments for the Radiology Division. For Mr. Spurlock, President of our Oncology Division, the ROC Component is based solely on investments for the Oncology Division. For the remaining named executive officers, the ROC Component is based on an aggregate of investments in both the Radiology Division and the Oncology Division since these executives are responsible for company-wide achievement. The return on capital is determined based on EBIT (defined as earnings before interest and income taxes), divided by total capital expended, in each case with respect to the particular investment. For the de novo investments, return on capital is measured against a return on capital expectation established by the Compensation Committee. For the acquisition investments, the return on capital is measured against the return on capital target for the particular acquisition established by the Board of Directors. Achievement of return on capital is calculated based on a weighted average of the de novo and acquisition investments achievement levels, with payment ranging from 0% to 175% of the target bonus amount. The Board of Directors considers our success in developing these de novo centers and in strategically investing in acquisitions to be critical components for our overall success.

The ROC Component is measured and paid two and three fiscal years after the particular investment is made. For example, for the 2013 de novo and acquisition investments, the return on capital achievement levels were calculated based on 2015 performance. One-half of the amounts calculated will be paid with respect to 2015 performance. The return on capital will again be calculated based on 2016 performance, and the full bonus amount, less the amount already paid for 2015, will be paid with respect to 2016 performance. The ROC Component has not been a component of our Executive Incentive Plan since 2014 and will only be paid with respect to de novo and acquisition investments made prior to fiscal 2014.

For the ROC Component payout in 2015, we calculated the return on capital with respect to the de novo and acquisition investments made in 2012, with Mr. Tomlinson not being eligible for a  ROC Component payout in 2015 relating to investments made in 2012 due to his not being employed with the company at the time these investments were made.

For 2012, the Radiology Division achieved a 14.5% return on capital for de novo investments (against a 15% target), resulting in an achievement rate of 64%, and did not make any acquisition investments. On a weighted average basis, this resulted in a 64% blended achievement bonus payout related to 2012 investments for Mr. Jones. The company as a whole achieved a 14.5% return on capital for de novo investments (against a 15% target), resulting in an achievement rate of 64%, and did not make any acquisition investments.  Accordingly, on a weighted average basis, this resulted in a 64% blended achievement bonus payout related to 2012 investments for Messrs. Aihara and Johns. The amount earned based on this performance, less the amount paid last year based on 2014 performance, was paid for 2015.

Fiscal Return on Capital Bonus Calculation. In summary, for 2015 we paid the following bonuses to our named executive officers under the ROC Component of the Executive Incentive Plan for prior years, which amounts are included in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” below:

Name	2012 Return on Capital %	2012 Return on Capital Bonus Amount
Howard K. Aihara (1)	64%	$8,396
Richard W. Johns	64%	$9,263
Richard A. Jones	64%	$8,550

(1)

Mr. Aihara separated from the company effective as of March 10, 2016. Under the terms of his Transition and Separation Agreement, he will continue to be eligible to receive the return on capital bonus amounts earned for prior years.

Oncology Division 2015 Business Development Incentive Compensation Plan.  In addition to the Executive Incentive Plan described above, Mr. Spurlock was eligible to receive a commission equal to $75,000 for each contract executed by the company in 2015 in connection with the creation or upgrade of a radiation therapy treatment facility owned, leased and/or operated by the company’s oncology division if such contract generated at least $3,000,000 of EBITDA.  For 2015, Mr. Spurlock did not earn such commission.

Discretionary Bonuses. In addition to our Executive Incentive Plan and our Oncology Division 2015 Business Development Incentive Compensation Plan, our Board of Directors or our Compensation Committee may from time to time award discretionary cash bonuses to our executives based on significant contributions to our company.   As noted in the table above, for 2015, the Compensation Committee approved granting discretionary bonuses of $75,000, $100,000, $50,000 and $25,000 to Messrs. Tomlinson, Johns, Spurlock and Jones, respectively, in recognition of their contributions to the Thai Hot Transaction. These amounts are included in the Bonus column of the “Summary Compensation Table 2013—2015 Fiscal Years” below.

Thai Hot Transaction Bonus Program. In connection with and effective as of the closing of the Thai Hot Transaction, the Company entered into a new management incentive arrangement which involves the issuance of $1.5 million in cash-based awards (the “Cash Awards Amount”) to the management of the Company. The Cash Awards Amount was payable by the THAIHOT Investment Company Limited and Fujian Thai Hot Investment Co., Ltd. to the Company at the closing of the Thai Hot Transaction. On March 23, 2016, the Special Committee of the Board approved the payment of the following cash awards pursuant to this arrangement to the named executive officers, contingent on each executive entering into the Amendment to his respective Executive Severance Agreement, described below under “Severance and Change in Control Benefits.”

Name	Cash Award
Percy C. Tomlinson	$600,000
Richard W. Johns	$300,000
Richard A. Jones	$75,000
Gregory E. Spurlock	$150,000

The cash awards are paid as to one-third of the amount on each of the closing of the Thai Hot Transaction, the three-month anniversary of the closing of the Thai Hot Transaction and the six-month anniversary of the closing of the Thai Hot Transaction, in each case, subject to the executive’s continued service with the Company through each payment date. Additionally, as discussed below under “Severance and Change in Control Benefits,” Mr. Aihara also received a cash award of $150,000.

Long-Term Incentive Compensation

Annual Long-Term Incentive Program (LTIP) Awards. In May 2013, with the assistance of F.W. Cook, we adopted a new long-term incentive program (“LTIP”) under which executive officers and other eligible employees may be granted on an annual basis a combination of stock options and annual performance cash awards payable based on achievement against a pre-established adjusted EBITDA goal (referred to as “EBITDA Awards”) for the year. The Compensation Committee has established annual LTIP grant guidelines for each executive officer, which are based on the individual’s position level and are expressed as a percentage of annual salary. These LTIP grant guidelines are one factor the Compensation Committee considers when determining the grant value of the annual awards to each executive under the LTIP. The Compensation Committee also considers the recommendation of our Chief Executive Officer (other than for the Chief Executive Officer’s LTIP award) and a subjective evaluation of the executive’s responsibilities, individual performance, current compensation package, value of unvested equity awards and expected future contributions and value to the company. Once the grant value for these executives is determined, the Compensation Committee determines the appropriate allocation of the grant value between stock options and EBITDA Awards.

The Compensation Committee granted the 2015 LTIP awards in February 2015. After reviewing the LTIP guidelines for each executive officer and the other factors described in the preceding paragraph, the Compensation Committee determined to provide LTIP awards equal to the LTIP guideline applicable to each such executive and to split the award values evenly between stock options (based on a Black-Scholes valuation as of the grant date) and EBITDA Awards (based on the target award value). One of the principal factors in making this determination was a strong desire to stress internal parity and to balance both short-term and long-term objectives.

Name	LTIP Guideline as % of Salary	Approx. LTIP Grant Value Approved	LTIP Grant Value as % of Base Salary	Value Allocated to Stock Options	Value Allocated to Target EBITDA Award
Percy C. Tomlinson	100%	$600,000	100%	50% ($300,000)	50% ($300,000)
Howard K. Aihara	50%	$152,500	50%	50% ($76,250)	50% ($76,250)
Richard W. Johns	50%	$168,500	50%	50% ($84,250)	50% ($84,250)
Richard A. Jones	50%	$155,000	50%	50% ($77,500)	50% ($77,500)
Gregory E. Spurlock	50%	$155,000	50%	50% ($77,500)	50% ($77,500)

The stock options were granted with an exercise price equal to the closing price of our Common Stock on the NASDAQ Stock Market on the date of grant and generally vest in three substantially equal installments on the first three anniversaries of the grant date. Please see the Grants of Plan-Based Awards Table for the number of stock options granted pursuant to the 2015 LTIP awards.

We believe that stock options, which provide a reward to the executive only if the market price of the underlying shares increases over time, are inherently performance-based and serve as an effective means to achieve our compensation objective of motivating our executives to contribute to the long-term growth and profitability of our company and thereby create value for our stockholders. Stock options also function as a retention incentive for our executives as they generally vest and become exercisable in installments over a three-year period, contingent upon the executive’s continued employment.

The 2015 EBITDA Awards represent the right to receive a bonus payment, the amount of which is specified in the award agreement, if the company meets or exceeds the 2015 target adjusted EBITDA established by the Compensation Committee for the year. For Mr. Jones, President of our Radiology Division, the adjusted EBITDA target was based on adjusted EBITDA for the Radiology Division. For Mr. Spurlock, President of our Oncology Division, the adjusted EBITDA target was based on adjusted EBITDA for the Oncology Division. For the remaining named executive officers, the adjusted EBITDA component was based on the company-wide adjusted EBITDA target. For this purpose, adjusted EBITDA means net income (or loss) under generally accepted accounting principles, before: interest expense; income taxes; depreciation and amortization expense; income (or loss) related to non-controlling interests; severance or other restructuring expenses; acquisition fees or costs; costs related to debt financing; non-cash charges such as share-based compensation, impairment charges and other non-cash charges included in other income (or expense). Actual adjusted EBITDA is determined by the Compensation Committee taking into account adjustments that the Compensation Committee believes are appropriate, such as for acquisitions or dispositions during the year, for purposes of the 2015 EBITDA Awards. If the target adjusted EBITDA is not met, any amount earned under the award will be at the Compensation Committee’s discretion. If an amount is payable under the EBITDA Award, then one-third (1/3) of the amount of the award will vest and become payable as of December 31 of that year. The remaining two-thirds (2/3) of the amount of the award will vest and become payable in equal installments on December 31 of each of the next two years, subject to the executive’s continued employment through the applicable vesting date. The purpose of the EBITDA Awards is to focus executives on the achievement of an important financial operating objective and to encourage retention over the vesting period of the award.

The target company-wide adjusted EBITDA for 2015 was $142.9 million, the target Radiology Division adjusted EBITDA for 2015 was $121.3 million and the target Oncology Division adjusted EBITDA for 2015 was $55.8 million.  For 2015, the Company achieved company-wide adjusted EBITDA of $131.3 million, Radiology Division adjusted EBITDA of $118.4 million and Oncology Division adjusted EBITDA of $49.5 million.  In order to encourage employee retention and motivation and to recognize the significant achievements of the year, including the Thai Hot Transaction, the Compensation Committee approved a discretionary payout under the 2015 EBITDA

Awards equal to 100% of the target award value. One-third (1/3) of this amount vested and become payable as of December 31, 2015. Under the terms of the letter agreements, due to the Thai Hot Transaction constituting a change of control, unpaid earned cash amounts under the 2014 and 2015 EBITDA awards will vest and be paid in full on the earlier of (a) six months after the closing of the change of control or (b) the termination of the participant’s employment by the Company without “cause” or by the participant for “good reason,” each as defined therein.

2014 RSU Grant. In 2014, Mr. Tomlinson was granted an award of 25,000 restricted stock units (the “RSU Award”). The RSU Award was subject to certain performance-vesting conditions tied to the Company’s stock price. The RSU Award provided that in the event of a change in control, the unvested portion of the award will convert into the right to receive a cash amount (the “Cash Right”) equal to the number of unvested restricted stock units multiplied by the per share consideration received by the holders of the Company’s Common Stock in the change in control and the Cash Right shall vest on the six month anniversary of the consummation of the change in control subject to Mr. Tomlinson’s continued service through such date; provided, that in the event Mr. Tomlinson is terminated without “cause” or for “good reason” (each as defined in the Mr. Tomlinson’s Employment Agreement) the Cash Right shall vest in full on the date of such termination (the “Cash Right Conversion”). The Thai Hot Transaction constituted a change in control under the terms of the RSU Award agreement and for purposes of the Cash Right Conversion, the Special Committee approved that the per share consideration received by the holders of the Company’s Common Stock upon the consummation of the Thai Hot Transactions was $18.50 per share.

2016 LTIP. Mercer’s 2015 market analysis indicated that each named executive officer’s 2015 LTIP value fell significantly below the market median. For 2016, the Compensation Committee approved increases to the LTIP values to bring them closer to the market median. As a result, in March 2016, we granted the following cash and equity awards to each of the named executive officers. The commencement of vesting for each such award was conditioned on the execution by each executive of the Amendment to his respective Executive Severance Agreement, described below under “Severance and Change in Control Benefits.”

Name and Title	Approx LTIP Grant Value Approved	Cash Award	Options	RSUs
Percy C. Tomlinson	$1,552,485	$1,141,864	44,079	26,580
Richard W. Johns	$591,605	$443,704	17,128	10,328
Richard A. Jones	$369,461	$277,096	10,697	6,450
Gregory E. Spurlock	$344,899	$258,674	9,986	6,021

Twenty-five percent of the cash awards for Messrs. Tomlinson and Johns and 100% of each other named executive officer’s cash award is performance-based and tied to the Company’s achievement of the 2016 EBITDA goal. Subject to the achievement of the 2016 EBITDA goal with respect to the portion of the cash awards that are subject thereto, the cash awards will vest as to one-third of the amount on each of December 31, 2016, 2017 and 2018, subject to the executive’s continued service with the Company through each vesting date. Each of the option and RSU awards vest as to one-third of the shares on each of the first, second and third anniversaries of the date of grant, subject to the executive’s continued service with the Company through each vesting date.

Employment Agreements, Offer Letters and Severance Agreements

Employment Agreements and Offer Letters

The Compensation Committee does not have an established policy for entering into employment agreements or offer letters with executive officers. Generally, absent other factors, the Compensation Committee’s intent is to retain the flexibility to review and adjust compensation to our executive officers on at least an annual basis. In certain circumstances, however, particularly at the senior executive level, we have entered into employment agreements or offer letters with our executive officers where we determined that the retention of the executive was critical to our future success. In these cases, we may agree to fix some or all of the executive’s compensation for the term of the agreement.

For example, in connection with our executive reorganizational efforts of the last couple of years, we entered into an offer letter with Mr. Tomlinson, our Chief Executive Officer. We also previously entered into an employment agreement with Mr. Aihara, our Chief Financial Officer. The employment agreement and offer letter, which are summarized more thoroughly below in the section “Description of Compensation Arrangements for Named Executive Officers,” generally set forth a minimum annual base salary and annual target bonus opportunity for the executive during the term of employment. These agreements also provide for certain equity awards to be granted to the executive upon or following commencement of employment, which are intended to provide retention, to align the executive’s interests with those of our stockholders and, in some cases, to make the executive whole for compensation forfeitable upon leaving a previous employer. The Compensation Committee, generally after consultation with its compensation consultant, has approved these agreements and determined that they are appropriate and advisable to maintain a consistent, focused and motivated executive leadership team.

Severance and Change in Control Benefits

Our executive officers are eligible to receive certain severance and change in control benefits under various agreements with us. Our philosophy is that, outside of a change in control context, severance protections are only appropriate in the event an executive’s employment is involuntarily terminated by us without “cause” or is voluntarily terminated by the executive for “good reason.” In such circumstances, we provide severance benefits to our executive officers under an Executive Severance Agreement (or, in the case of Mr. Aihara, under his Employment Agreement). Severance benefits in these circumstances generally consist of 18 months’ continued base salary, target bonus, and healthcare coverage, as well as outplacement services.

In February 2016, we entered into a Transition and Separation Agreement with Mr. Aihara in connection with Mr. Aihara’s separation and in consideration of his release of any claims against the Company. Under the terms of the agreement, Mr. Aihara is entitled to receive: (i) 18 months base salary and one and one-half times his 2016 annual target bonus opportunity, payable in bi-weekly installments over the 18 months following his separation; (ii) payment or reimbursement of COBRA premiums for the earlier of the 18-month salary continuation period or the date on which Mr. Aihara becomes eligible for healthcare coverage under another employer’s plan; (iii) prorated 2016 annual target incentive bonus determined using the financial performance of the Company in 2016 assuming 100% achievement of the individual performance goals; (iv) eligibility to receive a $150,000 transaction bonus in the event that Thai Hot Transaction is consummated on or prior to December 31, 2016, payable in substantially equal installments on each of the closing of the Thai Hot Transaction, the three month anniversary of such closing and the six month anniversary of such closing; (v) discretionary payments of $350 each, payable in bi-weekly installments over the 18-month salary continuation period; and (vi) direct payment of up to $35,000 for outplacement services. Mr. Aihara will continue to be entitled to cash payments earned under the LTIP that vested based upon service through December 31, 2015, his 2015 actual incentive award and any portion of the 2013 annual incentive bonus earned based upon the actual achievement of fixed site return on capital goals. Following Mr. Aihara’s cessation of services as the Company’s Executive Vice President and Chief Financial Officer, Mr. Aihara will remain employed by the Company and will provide transition services through April 30, 2016. During this period, Mr. Aihara will continue to receive his base salary and other benefits.

We believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. On a case by case basis, in order to encourage executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we may provide our executive officers with the same or enhanced severance benefits under their severance agreement if they voluntarily terminate their employment in connection with a change in control transaction. We provide severance protection under these circumstances to help ensure that executive officers can objectively evaluate change in control transactions that may be in the best interests of our stockholders despite the potential negative consequences such transactions may have on them personally.

We generally do not believe that severance benefits should be paid unless there is an actual or constructive termination of an executive’s employment without cause. Historically, however, under our standard terms and conditions for stock options and stock awards to our executive officers, option awards generally would immediately vest upon the occurrence of a change in control, as defined therein. As a result, in connection with the Thai Hot Transaction, which constituted a change in control under these agreements, the vesting of stock options outstanding as of the date of the closing of the Thai Hot Transaction accelerated in full.

Effective as of March 2016, the form of stock option and RSU agreements were revised to require “double trigger” for acceleration of awards, such that awards will only accelerate if there is a termination of employment without “cause” or for “good reason” within 12 months following a change in control. Similarly, under the 2016 EBITDA Award letters, an award only becomes payable in the event of a termination of employment without “cause” or for “good reason” within 12 months following a change in control.

Also in March 2016, we entered into amendments (the “Amendments”) to the Executive Severance Agreements with each of Messrs. Tomlinson, Johns, Jones and Spurlock. The Executive Severance Agreements included in the “good reason” definition a resignation by the executive following the date the Company or its affiliates completes an acquisition transaction which results in the legal, beneficial or equitable ownership transfer of at least a majority of the aggregate of all voting equity interests of the Company (the “Trigger”). Each executive agreed to waive the Trigger with respect to the Thai Hot Transaction. In addition, with respect to Messrs. Jones and Spurlock, the Amendments remove the Trigger from the “good reason” definition with respect to any future change in control transaction as well. In the case of Messrs. Tomlinson and Johns, in the event of a future change in control transaction, they may only resign within a thirty day period following six months after the future change in control transaction in order to receive the benefit of the Trigger.

Please see the “Potential Payments Upon Termination or Change in Control” section below for a description and quantification of the potential payments that may be made to the executive officers in connection with their termination of employment or a change in control.

Other Elements of our Compensation Program

Benefits and Perquisites

We provide to each named executive officer and the named executive officer’s eligible dependents such health, dental and optical insurance as we may from time to time make available to our other executives of the same level of employment. We provide each named executive officer such disability and/or life insurance as we in our sole discretion may from time to time make available to our other executive employees of the same level of employment. We provide each named executive officer with an automobile allowance during the term of the named executive officer’s employment with us as we in our sole discretion may from time to time make available to our other executive employees of the same level of employment.

Tax and Accounting Considerations

While the Compensation Committee and the Board generally consider the financial accounting and tax implications of their executive compensation decisions, historically neither element has been a material consideration in the compensation awarded to our named executive officers.

The following report of the Compensation Committee shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to the liabilities of Section 18 of the Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2015 Annual Report on Form 10-K, as amended.

THE COMPENSATION COMMITTEE

Paul Viviano (Chairman)

Scott A. Bartos

Heping Feng

Tao Zhang

Summary Compensation Table

The following table presents information regarding compensation earned for fiscal years 2015, 2014 and 2013 by the individuals who served as our named executive officers.  Unless otherwise noted, the footnote disclosures apply to fiscal 2015 compensation. For an explanation of the amounts included in the table for fiscal years 2014 or 2013, please see the footnote disclosures in our Proxy Statement for the corresponding fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Percy C. Tomlinson	2015	600,000	175,000	—	300,130	294,276	2,006	1,371,412
President and Chief Executive	2014	600,000	—	567,500	—	130,557	80,720	1,378,777
Officer	2013	124,615	310,000	—	1,785,836	104,484	50,696	2,375,631

Howard K. Aihara	2015	305,000	56,102	—	76,290	138,211	9,079	584,682
Executive Vice President and	2014	299,580	277,823	—	73,645	115,208	8,701	773,419
Former Chief Financial Officer	2013	299,580	55,234	48,081	34,031	218,308	9,803	660,037

Richard W. Johns	2015	337,000	161,937	—	84,287	227,712	12,053	822,989
Chief Operating Officer and	2014	325,000	60,625	—	81,250	86,266	11,496	564,637
Chief Legal Officer	2013	325,000	60,938	—	47,650	198,120	11,139	642,847

Richard A. Jones	2015	310,000	82,083	—	77,531	236,779	9,111	715,504
President, Radiology Division	2014	310,000	236,500	—	75,000	74,088	20,673	713,184
	2013	300,000	56,250	21,271	43,985	242,477	15,621	679,604

Gregory E. Spurlock	2015	310,000	105,000	—	77,531	129,041	10,344	631,916
President, Oncology Division and International(5)	2014	290,000	35,000	—	70,000	362,330	9,829	764,082

(1)

Amounts in this column represent a discretionary amount approved by the Compensation Committee under the EBITDA Award for 2015 for which the target adjusted EBITDA goal was not satisfied, and for Messrs. Tomlinson, Johns, Jones, and Spurlock a discretionary cash bonus amount. See “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Long-Term Incentive Compensation” section above for details regarding the EBITDA Awards.  See “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Annual Cash Bonus Opportunity” section above for details regarding the discretionary cash bonuses paid to Messrs. Tomlinson, Johns, Jones, and Spurlock.

(2)

The amounts in this column are the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. Assumptions made in the valuation of awards in the “Stock Awards” and “Option Awards” columns can be found in Note 4 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended, but exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)

Amounts in this column constitute payments made under the 2015 Executive Incentive Plan, the ROC Component payable under the Executive Incentive Plan for prior years and the commissions payable under the 2015 Oncology Division Business Development Incentive Compensation Plan. The Compensation Committee set the target bonus and performance criteria used to determine whether and to what extent the named executive officers would receive payments under the 2015 Executive Incentive Plan, the ROC Component under the Executive Incentive Plan for prior years and the 2015 Oncology Division Business Development Incentive Compensation Plan. See “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Annual Cash Bonus Opportunity” section above for details regarding the 2015 Executive Incentive Plan, the ROC Component under the Executive Incentive Plan for prior years and the 2015 Oncology Division Business Development Incentive Compensation Plan.

(4)

Amounts in this column include the value shown in the following table of other compensation and perquisites paid to named executive officers. Each item is valued at the actual amount we paid to the named executive officer or to a service provider on behalf of the named executive officer.

Name	Year	Auto allowance ($)	Life insurance premiums paid by the company ($)	Total ($)
Percy C. Tomlinson	2015	—	2,006	2,006
Howard K. Aihara	2015	7,477	1,602	9,079
Richard W. Johns	2015	8,723	3,329	12,052
Richard A. Jones	2015	7,477	1,634	9,111
Gregory E. Spurlock	2015	8,723	1,621	10,344

(5)	Mr. Spurlock became a named executive officer in 2014.

Grants of Plan-Based Awards for 2015 Fiscal Year

The following table shows grants of plan-based awards in fiscal 2015 to the named executive officers.

		Board		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name (a)	Award Type(1)	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Options (#)	Awards ($ per share)	Awards ($)(5)
Percy C. Tomlinson	EIP Bonus(2)			71,400	510,000	756,000	—	—	—
	LTIP Options	2/27/2015	2/27/2015	—	—	—	21,055	23.91	300,000
	LTIP Cash(3)	2/27/2015	2/27/2015	—	300,000	300,000
Howard K. Aihara	EIP Bonus(2)			31,456	228,750	343,125	—	—	—
	LTIP Options	2/27/2015	2/27/2015	—	—	—	5,352	23.91	76,250
	LTIP Cash(3)	2/27/2015	2/27/2015	—	76,250	76,250	—	—	—

Richard W. Johns	EIP Bonus(2)			34,125	252,750	365,625	—	—	—
	LTIP Options	2/27/2015	2/27/2015	—	—	—	5,913	23.91	84,250
	LTIP Cash(3)	2/27/2015	2/27/2015	—	84,250	84,250	—	—	—

Richard A. Jones	EIP Bonus(2)			32,550	232,500	348,750	—	—	—
	LTIP Options	2/27/2015	2/27/2015	—	—	—	5,439	23.91	77,500
	LTIP Cash(3)	2/27/2015	2/27/2015	—	77,500	77,500	—	—	—

Gregory E. Spurlock	EIP Bonus(2)			30,450	232,500	348,750	—	—	—
	Commission(4)				75,000		—	—	—
	LTIP Options	2/27/2015	2/27/2015	—	—	—	5,439	23.91	77,500
	LTIP Cash(3)	2/27/2015	2/27/2015	—	77,500	77,500	—	—	—

(1)

Unless otherwise noted in the footnotes below, the vesting schedules applicable to the plan-based awards granted in fiscal 2015 are included below in the “Outstanding Equity Awards at 2015 Fiscal Year-End” table.

(2)

Reflects potential awards under our 2015 Executive Incentive Plan (“EIP”). The bonus opportunity under the EIP was determined based on four financial performance measures (revenue (15%), adjusted EBITDA (50%), patient satisfaction (5%), and return on invested capital (30%)), with the bonus amount payable based on achievement of the financial performance measures (70%) and individual Performance Objectives (30%).  The threshold amount for the EIP Bonus represents 70% multiplied by the amount payable if the threshold level of performance was met for each of the four financial performance measures (for Messrs. Tomlinson, Aihara, and Johns, revenue (86%), adjusted EBITDA (90%), patient satisfaction (93%) and return on invested capital (86%)), which equates to 70% multiplied by 20% of the executive’s 2015 bonus opportunity. The target amount assumes that the target level of performance was met for each of the performance measures and that the executive achieved his Performance Objectives at 100%. The maximum amount payable under the 2015 Executive Incentive Plan is 150% of the target award.

(3)

Reflects the target award value under the EBITDA Awards granted as part of our 2015 LTIP. The target amount of the award is earned if the 2015 adjusted EBITDA target established by the Board is met or exceeded. For 2015, the target adjusted EBITDA was not met; however, the Compensation Committee approved a discretionary payout under the awards equal to 100% of the target award value. The discretionary payout amount approved by the Compensation Committee is included in the Bonus column of the “Summary Compensation Table” above. One-third (1/3) of the amount of the award vested and became payable as of December 31, 2015. The remaining two-thirds (2/3) of the amount of the award will vest and become payable on the earlier of (a) six months after the closing of the Thai Hot transaction, which was a change of control under the letter agreements, or (b) the termination of the participant’s employment by the Company without “cause” or by the participant for “good reason,” each as defined therein.

(4)

Represents a commission Mr. Spurlock was eligible to earn under the Oncology Division 2015 Business Development Incentive Compensation Plan, as described under “Executive Compensation—Annual Cash Bonus Opportunity” above.

(5)

The amounts in this column are the aggregate grant date fair values computed in accordance with ASB ASC Topic 718. Assumptions made in the valuation of awards in the “Stock Awards” column can be found in Note 4 of the Consolidated Financial Statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended. The vesting of each award is as described in the outstanding equity awards table found below.

Description of Compensation Arrangements for Named Executive Officers

Overview

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by our named executive officers in fiscal years 2013, 2014 and 2015, and the Grants of Plan-Based Awards Table for 2014 Fiscal Year above provides information regarding the equity incentive awards and non-equity incentive awards granted to our named executive officers in fiscal 2015. These tables should be read in conjunction with the narrative descriptions and additional tables that follow.

Offer Letter with Percy C. Tomlinson—President and CEO

Mr. Tomlinson was appointed our President and Chief Executive Officer effective October 1, 2013. Under the terms of the offer letter we entered into with Mr. Tomlinson, he is paid an annual base salary of $600,000 with a target bonus of 85% of base salary, subject to achievement of specified corporate and individual goals. On October 1, 2013, Mr. Tomlinson was granted an option to purchase 61,771 shares of our Common Stock, one-third of which will vest on each of the first three anniversary dates of the option grant. In addition, in lieu of a separate 2014 grant pursuant to our long-term incentive program, on October 1, 2013, Mr. Tomlinson was granted an option to purchase an additional 41,181 shares of our Common Stock, one-third of which will vest on each of the second, third and fourth anniversaries of the option grant date.  In accordance with their terms, each of the options accelerated in full on the closing of the Thai Hot Transaction which constituted a change in control under the terms of the option agreements.

Mr. Tomlinson was paid a signing bonus of $310,000. In the event Mr. Tomlinson’s employment had been terminated (i) voluntarily by Mr. Tomlinson without “good reason,” (ii) due to Mr. Tomlinson’s death or permanent disability or (iii) by the company for cause, Mr. Tomlinson was required to repay 100% of the bonus if the termination had occurred prior to October 1, 2014, or 50% of the bonus if the termination had occurred between October 1, 2014 and October 1, 2015.

Mr. Tomlinson’s offer letter also provided for reimbursement of reasonable moving expenses and, for 6 months following his start date, reimbursement for temporary living expenses (up to a maximum of $5,000 per month) and reasonable travel expenses to Minnesota. Mr. Tomlinson is eligible for four weeks paid vacation per year, as well as participation in the company’s health and welfare plans.

Additionally, we entered into an Executive Severance Agreement with Mr. Tomlinson, which was amended in March 2016, as summarized in more detail in the “Potential Payments Upon Termination or Change in Control” section below.

Mr. Tomlinson’s compensation package, including the amounts of signing bonuses and stock option grants, were determined by our Compensation Committee in its judgment to be necessary to attract Mr. Tomlinson to accept the role of Chief Executive Officer. The Compensation Committee consulted with F.W. Cook during the process of arm’s length negotiations with Mr. Tomlinson, and took into consideration the opportunity costs Mr. Tomlinson would incur in leaving his employment prior to joining Alliance. The applicable vesting periods of Mr. Tomlinson’s stock option grants were selected by our Compensation Committee to encourage Mr. Tomlinson’s continued retention.

Employment Agreement with Howard K. Aihara—Former Chief Financial Officer

Under the terms of our employment agreement with Mr. Aihara, dated as of December 1, 2005 and amended as of April 16, 2007 and December 9, 2008, Mr. Aihara was entitled to receive:

•

a cash bonus, under a plan administered by the Compensation Committee, based upon our achievement of certain operating and/or financial or other goals established by the Board in its sole discretion, with an initial annual target bonus amount equal to 75% of his then-current annual base salary; and

•	expense reimbursement, participation in employee benefits arrangements, and a monthly automobile allowance of not less than $600.

Under his employment agreement, Mr. Aihara is also entitled to severance in the event his employment terminates under certain circumstances. In connection with his separation from the Company, in February 2016, we entered into a Transition and Separation Agreement with Mr. Aihara, as described  in more detail in the “Compensation Discussion and Analysis – Severance and Change in Control Benefits” section above.

Non-Equity Incentive Plan Compensation and Awards

Executive Incentive Plan

Under our Executive Incentive Plan, executive officers are eligible to receive cash bonus awards on an annual basis. For 2015, the bonus amount earned by each executive under the Executive Incentive Plan was calculated in two steps.  First, the fiscal 2015 bonus opportunity for each executive was determined based on achievement against three company or, division in lieu of company in the case of Messrs. Jones and Spurlock, financial performance measures:

(1)	revenue component – 15% of total 2015 bonus opportunity;
(2)	adjusted EBITDA component – 50% of total 2015 bonus opportunity;
(3)	patient satisfaction component – 5% of total 2015 bonus opportunity; and
(4)	return on invested capital component – 30% of total 2015 bonus opportunity.

Second, the bonus amount earned by each executive was calculated as the sum of:

(1)	an amount equal to 70% of the 2015 bonus opportunity for such executive; and
(2)	an amount equal to 30% of the 2015 bonus opportunity for such executive multiplied by the executive’s percentage achievement of his individual Performance Objectives for 201.

The executive is generally required to remain employed with us through the date on which the bonus amounts are paid to be eligible to receive payment of the bonus for that period. See the “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Annual Cash Bonus Opportunity” for a more detailed description of our Executive Incentive Plan and a table reflecting each executive’s target and actual bonus opportunity under the Executive Incentive Plan for fiscal 2015.

Long-Term Incentive Program EBITDA Award

For fiscal 2015, each of our executive officers received an EBITDA Award granted under our Long-Term Incentive Program in February 2015.  EBITDA Awards represent the right to receive a bonus payment, the amount of which is specified in the award agreement, if the company meets or exceeds the 2015 target adjusted EBITDA established by the Compensation Committee for the year. For Mr. Jones, President of our Radiology Division, the adjusted EBITDA target was based on adjusted EBITDA for the Radiology Division. For Mr. Spurlock, President of our Oncology Division, the adjusted EBITDA target was based on adjusted EBITDA for the Oncology Division. For the remaining named executive officers, the adjusted EBITDA component was based on the company-wide adjusted EBITDA target. For this purpose, adjusted EBITDA means net income (or loss) under generally accepted accounting principles, before: interest expense; income taxes; depreciation and amortization expense; income (or loss) related to minority interests; severance or other restructuring expenses; acquisition fees or costs; costs related to debt financing; non-cash charges such as share-based compensation, impairment charges and other non-cash charges included in other income (or expense). Adjusted EBITDA is determined by the Compensation Committee taking into account adjustments that the Compensation Committee believes are appropriate, such as for acquisitions or dispositions during the year. If the target adjusted EBITDA is not met, any amount earned under the award will be at the Compensation Committee’s discretion. If an amount is payable under the EBITDA Award, then one-third (1/3) of the amount of the award will vest and become payable as of December 31 of that year. The remaining two-thirds (2/3) of the amount of the award will vest and become payable in equal installments on December 31 of each of the next two years, subject to the executive’s continued employment through the applicable vesting date. The purpose of the EBITDA Awards is to focus executives on the achievement of an important financial operating objective and to encourage retention over the vesting period of the award.

The target company-wide adjusted EBITDA for 2015 was $142.9 million, the target Radiology Division adjusted EBITDA for 2015 was $102.4 million and the target Oncology Division adjusted EBITDA for 2015 was $49.4 million.  For 2015, the Company achieved company-wide adjusted EBITDA of $131.3 million, Radiology Division adjusted EBITDA of $118.4 million and Oncology Division adjusted EBITDA of $49.5 million.  In order to encourage employee retention and motivation and to recognize the significant achievements of the year, including the Thai Hot Transaction, the Compensation Committee approved a discretionary payout under the 2015 EBITDA Awards equal to 100% of the target award value. The discretionary payout amount approved by the Compensation Committee is included in the Bonus column of the “Summary Compensation Table” above.  One-third (1/3) of this amount vested and become payable as of December 31, 2015.  Under the terms of the letter agreements, due to the Thai Hot Transaction constituting a change of control, unpaid earned cash amounts under the 2014 and 2015 EBITDA awards will vest and be paid in full on the earlier of (a) six months after the closing of the change of control or (b) the termination of the participant’s employment by the Company without “cause” or by the participant for “good reason,” each as defined therein.

For fiscal 2014, each of our executive officers received an EBITDA Award granted under our Long-Term Incentive Program in January 2014. The target amount of the award is earned if the 2014 adjusted EBITDA target established by the Board is met or exceeded. For 2014, the target adjusted EBITDA was not met; however, the Compensation Committee approved a discretionary payout under the awards equal to 50% of the target award value. The discretionary payout amount approved by the Compensation Committee is included in the Bonus column of the “Summary Compensation Table” above.  Two-thirds (2/3) of the amount of the award vested and became payable as of December 31, 2014, and December 31, 2015. The remaining one-third (1/3) of the amount of the award will vest and be paid in full on the earlier of (a) six months after the closing of the change of control or (b) the termination of the participant’s employment by the Company without “cause” or by the participant for “good reason,” each as defined therein, due to the Thai Hot Transaction constituting a change in control.

For fiscal 2013, each of our executive officers, other than Mr. Tomlinson, received an EBITDA Award granted under our Long-Term Incentive Program in May 2013. For 2013, the target adjusted EBITDA was not met; however, the Compensation Committee approved a discretionary payout under the awards equal to 75% of the target award value. The discretionary payout amount approved by the Compensation Committee is included in the Bonus column of the “Summary Compensation Table” above. The full amount of the award vested and became payable in equal installments on December 31, 2013, December 31, 2014, and December 31, 2015.

Equity-Based Awards

Each stock option and stock award reported in the “Grants of Plan-Based Awards Table for 2015 Fiscal Year” was granted by the Compensation Committee under, and is subject to, the terms of our 1999 Equity Plan. The Board of Directors has delegated general administrative authority over the 1999 Equity Plan to the Compensation Committee. The Compensation Committee has broad authority under the plan with respect to awarding grants, including the authority to select participants and determine the type of award they are to receive, to determine the number of shares that are to be subject to awards and the terms and conditions of awards, to accelerate or extend the vesting or exercisability or extent the term of any or all outstanding awards, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and to make provision for the payment of the purchase price of an award (if any) and ensure that any tax withholding obligations incurred in respect of awards are satisfied.

Stock Options

Each stock option reported in the “Grants of Plan-Based Awards for 2015 Fiscal Year” table has a per-share exercise price equal to the closing market price of a share of our Common Stock on the grant date as reported on the NASDAQ Stock Market. In addition, each stock option granted to our executive officers in 2015 vested over a 3-year period as disclosed in the “Outstanding Equity Awards at 2015 Fiscal Year-End” table below, subject to earlier vesting in connection with a change in control transaction. Once vested, each stock option will generally remain exercisable until its normal expiration date on the tenth anniversary of the grant date. Outstanding options, however, may terminate earlier in connection with the termination of the executive officer’s employment with us. In the event an executive’s employment terminates, stock options granted to the executive will generally remain exercisable until the earlier to occur of three months following the termination date or the expiration date of the options, except that all outstanding options will terminate immediately in the event the executive’s employment is terminated for cause. Subject to earlier expiration of the stock options, stock options granted to our executives will remain exercisable for a one-year period in the event the executive ceases to be an employee due to his death, permanent disability or permanent retirement (which is defined as voluntary retirement after age 65 years and after having completed at least three years of service with the company).

Effective as of the closing of the Thai Hot Transaction, which constituted a change in control under the terms of the option agreements, the vesting of all outstanding stock options accelerated.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table presents information with respect to outstanding equity awards held by each of the named executive officers as of December 31, 2015:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Market Value of Units of Stock That Have Not Vested ($)(4)
Percy C. Tomlinson	10/1/2013	41,181	20,590	(1)	29.14	10/1/2023	—	—
	10/1/2013	13,727	27,454	(2)	29.14	10/1/2023	—	—
	4/21/2014						25,000	229,500
	2/27/2015	—	21,055	(1)	23.91	2/27/2025	—	—

Howard K. Aihara	1/3/2012	16,000	—		6.20	1/3/2022	—	—
	1/1/2013	1,333	—		6.38	1/1/2023	—	—
	5/21/2013	3,865	1,933	(1)	12.70	5/20/2023	—	—
	1/31/2014	1,406	2,814	(1)	28.70	1/31/2024	—	—
	2/27/2015	—	5,352	(1)	23.91	2/27/2025	—	—

Richard W. Johns	1/31/2012	60,000	—		5.70	1/31/2022	—	—
	5/21/2013	4,265	2,132	(1)	12.70	5/20/2023	—	—
	1/31/2014	1,552	3,104	(1)	28.70	1/31/2024	—	—
	2/27/2015	—	5,913	(1)	23.91	2/27/2025	—	—

Richard A. Jones	2/3/2006	7,000	—		20.95	2/3/2016	—	—
	1/3/2012	60,000	—		6.20	1/3/2022	—	—
	5/21/2013	3,937	1,837	(1)	12.70	5/20/2023	—	—
	1/31/2014	1,432	2,866	(1)	28.70	1/31/2024	—	—
	2/27/2015	—	4,298	(1)	23.91	2/27/2025	—	—

Gregory E. Spurlock	1/3/2012	2,000	—		6.20	1/3/2022	—	—
	5/21/2013	3,674	1,837	(1)	12.70	5/21/2023	—	—
	1/31/2014	1,337	2,674	(1)	28.70	1/31/2024	—	—
	2/27/2015	—	5,439	(1)	28.70	2/27/2025	—	—

(1)

These options are scheduled to vest in three substantially equal installments on each of the first, second and third anniversaries of the grant date.  Effective as of the closing of the Thai Hot Transaction, which constituted change in control under the terms of the option agreement, the vesting of the stock options accelerated.

(2)

These options are scheduled to vest in three substantially equal installments on each of the second, third and fourth anniversaries of the grant date.  Effective as of the closing of the Thai Hot Transaction, which constituted change in control under the terms of the option agreement, the vesting of the stock options accelerated.

(3)

These stock awards are scheduled to vest if the closing price of the company’s Common Stock exceeds a pre-established level during ten (10) consecutive trading days during the period beginning on January 1, 2015 and ending on the third anniversary of the grant date.   The stock award provided that in the event of a change in control, the unvested portion of the award will convert into the right to receive a cash amount equal to the number of unvested restricted stock units multiplied by the per share consideration received by the holders of the Company’s Common Stock in the change in control and such cash right shall vest on the six month anniversary of the consummation of the change in control subject to Mr. Tomlinson’s continued service through such date; provided, that in the event Mr. Tomlinson is terminated without “cause” or for “good reason” (each as defined in the Mr. Tomlinson’s Employment Agreement) the cash right shall vest in full on the date of such termination. The Thai Hot Transaction constituted a change in control under the terms of the stock award agreement.

(4)	The dollar values of these awards are calculated by multiplying the number of units by $9.18, the last reported sales price of our Common Stock on December 31, 2015, the last trading day of 2015.

Fiscal 2015 Option Exercise and Stock Vested Table

The following table presents information regarding the amount realized upon the exercise of stock options and the vesting of restricted stock awards for our named executive officers during fiscal 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Percy C. Tomlinson	—	—	—	—
Larry C. Buckelew	—	—	—	—
Howard K. Aihara	—	—	—	—
Richard W. Johns	—	—	—	—
Richard A. Jones	—	—	—	—
Gregory E. Spurlock	—	—	—	—

Potential Payments upon Termination or Change in Control

This section describes severance and change in control plans covering our named executive officers and certain agreements we have entered into with some of our named executive officers that could require us to make payments to the executives in connection with certain terminations of their employment with us and/or a change in control. The last subsection provides a table that presents our estimate of the benefits payable to the executive officers under each of these scenarios based on as assumed triggering event occurring on December 31, 2013.

Change in Control—Without Termination of Employment

Upon the occurrence of a change in control, historically, under the terms of our stock option agreements under our 1999 Equity Plan all unvested stock options will immediately vest, regardless of whether there has also been a termination of employment.  In addition, the unvested restricted stock units granted to Mr. Tomlinson will convert into the right to receive a cash amount (the “Cash Right”) equal to the number of unvested restricted stock units multiplied by the per share consideration received by the holders of our Common Stock in the “change in control”, as determined by the Compensation Committee, in its sole discretion.  The Cash Right will become earned and payable 6 months following the change in control (or earlier in the event of a termination of employment without cause or for good reason).  As a result, in connection with the Thai Hot Transaction, which constituted a change in control under these agreements, the vesting of stock options outstanding as of the date of the closing of the Thai Hot Transaction accelerated in full.  Effective as of March 2016, the form of stock option agreements were revised to require “double trigger” for acceleration of awards, such that awards will only accelerate if there is a termination of employment without “cause” or for “good reason” within 12 months following a change in control.

Also upon the occurrence of a change in control, the target amount of any EBITDA Award under the LTIP for the year in which the change in control occurs, and any previously earned but unpaid EBITDA Award amounts, will become earned and payable 6 months following the change in control (or earlier in the event of a termination of employment without cause or for good reason). For these purposes, “change in control” generally means an acquisition by any person or group of more than 50% of our stock, mergers and similar transactions that result in a 50% or greater change in our ownership, and the sale, lease or transfer of all or substantially all of the assets of the company. For a specific definition, please refer to the applicable stock plan or form of award agreement as filed with the Securities and Exchange Commission.  Under the terms of the EBTIDA Awards, due to the Thai Hot Transaction constituting a change in control, unpaid earned cash amounts under the 2014 and 2015 EBITDA awards will vest and be paid in full on the earlier of (a) six months after the closing of the change of control or (b) the termination of the participant’s employment by the Company without “cause” or by the participant for “good reason,” each as defined therein.

Under the 2016 EBITDA Award letters, an award only becomes payable in the event of a termination of employment without “cause” or for “good reason” within 12 months following a change in control.

Termination Without Cause or for Good Reason—Before Change in Control

Executive officers are entitled to severance benefits in the event of certain terminations of employment. These severance benefits are provided under an Executive Severance Agreement (or, in the case of Mr. Aihara, under his Employment Agreement in effect as of December 31, 2015) between the company and the executive. Severance benefits are payable in the event the executive’s employment is terminated by us without “cause” or voluntarily by the executive for “good reason.” For these purposes, “cause” generally means the commission of certain crimes by the executive, the executive’s willful engaging in fraud or dishonest conduct, refusal to perform certain duties, breach of fiduciary duty, or breach of certain other violations of company policy. For these purposes, “good reason” generally means the assignment to the executive of materially inconsistent duties, a significant adverse change in the executive’s reporting relationship, certain reductions in compensation or benefits, certain relocations of the executive’s employment and, for certain executives, prior to the March 2016 Amendments, the occurrence of an acquisition of the company that results in the legal, beneficial or equitable ownership transfer of at least a majority of voting stock of the company. For the specific definitions of cause and good reason, please refer to the form of Executive Severance Agreement (or, in the case of Mr. Aihara, his Employment Agreement) as filed with the Securities and Exchange Commission.

In March 2016, we entered into the Amendments to the Executive Severance Agreements with each of Messrs. Tomlinson, Johns, Jones and Spurlock. The Executive Severance Agreements with each of Messrs. Tomlinson, Johns, Jones and Spurlock included in the “good reason” definition a resignation by the executive following the date the Company or its affiliates completes an acquisition transaction which results in the legal, beneficial or equitable ownership transfer of at least a majority of the aggregate of all voting equity interests of the Company (the “Trigger”). Each executive agreed to waive the Trigger with respect to the Thai Hot Transaction. In addition, with respect to Messrs. Jones and Spurlock, the Amendments remove the Trigger from the “good reason” definition with respect to any future change in control transaction as well. In the case of Messrs. Tomlinson and Johns, in the event of a future change in control transaction, they may only resign within a thirty day period following six months after the future change in control transaction in order to receive the benefit of the Trigger.

For each of the executive officers, the severance benefits generally consist of:

•

Severance equal to eighteen (18) months base salary and one and one-half (1-1/2) times the executive’s annual target bonus opportunity, generally payable in monthly installments over the eighteen (18) months following separation;

•	Payment of the bi-weekly amount of the company’s employer coverage expense for continuation of the same or equivalent group health, payable over the 18-month salary continuation period; and
•	Reimbursement of up to $35,000 for outplacement services.

Mr. Aihara’s Employment Agreement provides that his severance pay benefits will be increased (or “grossed up”) to the extent he has to pay taxes associated with “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code so that the net amount received by him is equal to the total payments he would have received had the tax not been incurred. No other executive officer is entitled to a tax gross-up in connection with severance benefits.

Under his Executive Severance Agreement, Mr. Tomlinson is also entitled to the target value of any outstanding EBITDA Award.

Payment of severance benefits is generally conditioned upon the executive’s execution of a valid release of claims and agreement to certain non-competition and non-solicitation provisions during the term of the salary continuation payments.

Mr. Aihara ceased serving as Executive Vice President and Chief Financial Officer effective March 10, 2016. In February 2016, we entered into a Transition and Separation Agreement with Mr. Aihara in connection with Mr. Aihara’s separation and in consideration of his release of any claims against the Company. For a description of the severance and other benefits payable to Mr. Aihara under this agreement please see the “Compensation Discussion and Analysis – Severance and Change in Control Benefits” section above.

Termination Without Cause or for Good Reason—After Change in Control

Pursuant to their Executive Severance Agreements (or, in the case or Mr. Aihara, his Employment Agreement), Executives are generally entitled to the same severance benefits described above in the event of their termination of employment by us without cause or voluntarily by the executive for good reason occurs upon or following a change in control. As indicated above, for certain executives, a change in control constitutes a good reason event. Upon the occurrence of a “change in control,” under our 1999 Equity Plan all unvested stock options will immediately vest, regardless of whether there has also been a termination of employment.

Termination Due to Death or Disability

In the event the executive’s employment terminates due to the executive’s death or disability, the executive will be entitled to receive the bonus earned under the Executive Incentive Plan if he has been employed by the company through the last day of the applicable performance period. Such bonus will be paid in the same manner and at the same time as bonuses are paid generally under the plan to continuing employees. The executive will also be entitled to payment of any previously earned but unpaid EBITDA Award amounts, as well as full accelerated vesting of any outstanding options granted under the company’s LTIP.

Termination Due to Retirement

In the event of the executive’s retirement (which is generally defined as termination of employment following age 65 and 5 years of employment with the company), the executive will be entitled to receive the bonus earned under the Executive Incentive Plan if he has been employed by the company through the last day of the applicable performance period. Such bonus will be paid in the same manner and at the same time as bonuses are paid generally under the plan to continuing employees.

Calculation of Potential Payments upon Termination or Change in Control

The following table presents our estimate of the benefits payable to the named executive officers under the agreements and plans described above (including, in the case of Mr. Aihara, under the terms of his Employment Agreement in effect as of December 31, 2015) in connection with certain terminations of their employment with us and/or a change in control as of December 31, 2015. In calculating the amount of any potential payments to the named executive officers, we have assumed the following:

•	The price per share of our Common Stock is equal to the NASDAQ Stock Market closing market price per share on December 31, 2015 ($9.18), the last trading day in fiscal 2015.
•	The company does not survive the change in control, and all outstanding incentive awards are cashed out and terminated in the transaction.
•	We report amounts in the table below without any reduction for possible delay in the commencement or timing of payments.
•

Not included in the table below are payments each named executive officer earned or accrued prior to termination, such as previously vested equity and non-equity incentive awards, which are more fully described and quantified in the tables and narratives above.

	Change in Control (without Termination of Employment) ($)	Before Change in Control— Termination w/o Cause or for Good Reason ($)	After Change in Control— Termination w/o Cause or for Good Reason ($)	Death or Disability ($)	Retirement ($)
Percy C. Tomlinson
Cash Severance Payments(1)	—	1,665,000	1,665,000	$510,000	510,000
Continuation of Benefits(2)	—	34,651	34,651	—	—
Outplacement Services(3)	—	35,000	35,000	—	—
Vesting of Stock Options(4)	—	—	—	—	—
Vesting of Stock Awards(5)	524,750	—	524,750	—	—
EBITDA Award(6)	—	—	—	—	—
Total	524,750	1,734,651	2,259,401	510,000	510,000

Howard K. Aihara(7)
Cash Severance Payments(1)	—	786,398	786,398	224,685	224,685
Continuation of Benefits(2)	—	25,984	25,984	12,992	—
Outplacement Services(3)	—	35,000	35,000	—	—
Vesting of Stock Options(4)	110,916	—	110,916	110,916	—
Vesting of Stock Awards(5)	—	—	—	—	—
EBITDA Award(6)	110,468	—	110,468	36,823	—
Total	221,384	847,382	1,068,766	385,416	224,685

Richard W. Johns
Cash Severance Payments(1)	—	853,125	853,125	243,750	243,750
Continuation of Benefits(2)	—	40,872	40,872	—	—
Outplacement Services(3)	—	35,000	35,000	—	—
Vesting of Stock Options(4)	341,157	—	341,157	341,157	—
Vesting of Stock Awards(5)	—	—	—	—	—
EBITDA Award(6)	121,875	—	121,875	40,625	—
Total	463,032	928,997	1,392,029	625,532	243,750

Richard A. Jones
Cash Severance Payments(1)	—	813,750	813,750	232,500	232,500
Continuation of Benefits(2)	—	46,288	46,288	—	—
Outplacement Services(3)	—	35,000	35,000	—	—
Vesting of Stock Options(4)	331,194	—	331,394	331,394	—
Vesting of Stock Awards(5)	—	—	—	—	—
EBITDA Award(6)	112,500	—	112,500	37,500	—
Total	443,694	895,038	1,338,932	601,394	232,500

Gregory E. Spurlock
Cash Severance Payments(1)	—	761,250	761,250	217,250	217,250
Continuation of Benefits(2)	—	13,971	13,971	—	—
Outplacement Services(3)	—	35,000	35,000	—	—
Vesting of Stock Options(4)	36,958	—	36,958	36,958	—
Vesting of Stock Awards(5)	—	—	—	—	—
EBITDA Award(6)	105,000	—	105,000	35,000	—
Total	141,958	810,221	952,179	289,208	217,250

(1)

The amounts shown represent the cash severance payable to the executive under his Executive Severance Agreement or Employment Agreement in the event of a qualifying termination of employment. For a termination due to death or disability, the amounts shown represent the target annual bonus for the executive under the Executive Incentive Plan.

(2)

For purposes of the calculation for these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executive will find other employment or discount rates for determining present value.

(3)	These amounts are equal to the maximum value of outplacement services that would be available for the named executive officer.
(4)

The amounts shown represent the value attributable to the full acceleration of vesting for option awards and are calculated by multiplying (i) the difference between the closing NASDAQ market price of a share of our Common Stock on December 31, 2015 ($9.18), the last trading day in fiscal 2015, and the applicable exercise price, by (ii) the number of shares subject to stock options vesting on an accelerated basis on December 31, 2015. As a result, the amounts shown do not include any value for the acceleration of stock options that have an exercise price greater than $9.18 or for stock options that were already vested as of December 31, 2015.

(5)

The amounts shown represent the value attributable to the Cash Right calculated by multiplying (i) the NASDAQ Stock Market closing price of a share of our Common Stock on December 31, 2015 ($9.18), the last trading day in fiscal 2015, by (ii) the number of unvested units on December 31, 2015.

(6)

The amounts shown under “Change in Control (without Termination of Employment)” and “After Change in Control—Termination w/o Cause or for Good Reason” represent the target EBITDA Award granted to the individual for 2015 plus the previously earned but unpaid amounts under the EBITDA Award granted to the individual for 2014 and 2013.  The amounts shown under “Death or Disability” represent the previously earned but unpaid amounts under the EBITDA Award granted to the individual for 2014 and 2013.

(7)

Mr. Aihara ceased serving as Executive Vice President and Chief Financial Officer effective March 10, 2016. In February 2016, we entered into a Transition and Separation Agreement with Mr. Aihara in connection with Mr. Aihara’s separation and in consideration of his release of any claims against the Company. For a description of the severance and other benefits payable to Mr. Aihara under this agreement please see the “Compensation Discussion and Analysis – Severance and Change in Control Benefits” section above.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2015 for our 1999 Equity Plan, our only equity compensation plan in effect as of December 31, 2015. Our 1999 Equity Plan has been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	646,290	(1)	$19.91	(2)	476,044
Equity compensation plans not approved by security holders	—		—		—
Total	646,290		$19.91		476,044

(1)	This amount does not include 94,413 shares of our Common Stock subject to outstanding restricted stock or restricted stock unit awards under the 1999 Equity Plan.
(2)	This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of restricted stock or restricted stock units outstanding under the 1999 Equity Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Aaron A. Bendikson, Scott A. Bartos, Curtis S. Lane and Edward L. Samek served as members of the Compensation Committee during all of fiscal 2015, with Mr. Bendikson serving as the Chairman.  All members of the Compensation Committee during fiscal 2015 were independent directors and none of them were our employees or former employees or had any relationship with us requiring disclosure under rules of the Securities and Exchange Commission requiring disclosure of certain transactions with related persons. There are no Compensation Committee interlocks between us and any other entities in which one of our executive officers served on the compensation committee (or equivalent body) or the board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

All relationships and transactions in which we are a participant and involving our directors, executive officers, nominees for directors, stockholders beneficially owning more than 5% of our outstanding shares or any of their respective immediate family members are participants are reviewed by an independent body of the Board, such as the independent and disinterested members of the Board. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, also discuss with management and the independent auditor any related person transactions brought to the Audit Committee’s attention that could reasonably be expected to have a material impact on our financial statements.

In the course of their review and approval or ratification of a disclosable related person transaction, the independent and disinterested members of the Board may consider:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to the company;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and
•	any other matters the Audit Committee or such independent and disinterested members of the Board deem appropriate.

Related Person Transactions

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. We intend to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

From 2007 until March 29, 2016, we were parties to a Governance and Standstill Agreement with affiliates of Oaktree Capital Management, L.P. (“Oaktree”) and MTS Health Investors, LLC (“MTS”), our controlling stockholders during that period.  Pursuant to the agreement, MTS and Oaktree had the right to designate three persons to our Board.  Oaktree and MTS also held registration rights, assigned to them by Viewer Holdings, LLC, an affiliate of KKR and former controlling stockholder of ours, pursuant to a registration rights agreement, dated as of November 2, 1999.  In connection with the Thai Hot Transaction, described below, Oaktree and MTS assigned substantially all of their respective rights and obligations under this registration rights agreement.

On March 29, 2016, Thai Hot purchased the shares held by Oaktree and MTS, as well as shares held by Larry C. Buckelew.  The aggregate purchase price was approximately $102.5 million, or $18.50 per share, and was paid from funds held by Thai Hot.  As a result, Thai Hot owns approximately 51.5% of our outstanding shares.  In connection with the purchase, we entered into a Governance, Voting and Standstill Agreement (the “Governance Agreement”) with Thai Hot.  The Governance Agreement was approved by a Special Committee of our Board of Directors composed of independent directors of the Company not affiliated with any selling stockholders.

Pursuant to the Governance Agreement, Thai Hot and its affiliates are prohibited, for a period of three years from the date of the closing of the Transaction (the “Standstill Period”), from acquiring additional shares of our common stock without the prior consent of a majority of the unaffiliated directors unless Thai Hot’s beneficial ownership falls below 51.5% of our outstanding common stock. In this case, Thai Hot has the right to acquire additional shares to maintain its beneficial ownership at up to 51.5% if such right is exercised within 120 days of Thai Hot’s beneficial ownership level falling below such level.

During the Standstill Period and for so long as Thai Hot beneficially owns at least 35% of the Company’s outstanding common stock, Thai Hot will have the right to nominate for election to the Board the number of directors necessary to comprise a majority of the Board. Pursuant to the terms of the Governance Agreement, the initial Thai Hot nominees are Qisen Huang, Heping Feng and Tao Zhang and each shall serve on a different class of the Board. In addition, as long as Thai Hot beneficially owns at least 35% of the Company’s outstanding common stock, subject to approval by a majority of unaffiliated directors, Qisen Huang shall be the Chairman of the Board and Heping Feng and Tao Zhang shall each serve on both the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

In the event that Thai Hot beneficially owns less than 35% but at least 25% of the Company’s outstanding common stock, Thai Hot will have the right to nominate for election three members to the Board who will each serve on a different class of the Board, and the right to nominate one director to serve on each of the Compensation Committee and the Nominating and Corporate Governance Committee. In the event Thai Hot beneficially owns less than 25% but at least 15% of the Company’s outstanding common stock, Thai Hot will have the right to nominate for election one member to the Board, and it will lose its right to have any of its nominated directors serve on the Compensation Committee or the Nominating and Corporate Governance Committee. In the event Thai Hot beneficially owns less than 15% of the Company’s outstanding common stock, Thai Hot will have no contractual rights to nominate for election any members to the Board. Any appointment of a Thai Hot nominee to the Board, the Compensation Committee or the Nominating and Corporate Governance Committee is subject to approval of the nominee by a majority of the unaffiliated directors based on a determination of, among other things, the nominee’s independence or other qualifications to serve on the Board or committees of the Board under applicable rules of the NASDAQ Stock Market, the Internal Revenue Service or the Securities and Exchange Commission. During the Standstill Period, Thai Hot agrees to vote its shares in favor of the individuals nominated by the Nominating and Corporate Governance Committee for election to the Board and will not vote for removal of such nominees unless such removal is recommended by the Nominating and Corporate Governance Committee.

Pursuant to the terms of the Governance Agreement, for so long as Thai Hot and its affiliates beneficially own at least 15% of the outstanding common stock of the Company or one or more individuals affiliated with Thai Hot is a member of the Board, subject to certain exceptions, Thai Hot will not, and will cause its affiliates not to, directly or indirectly, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of any business that directly competes with the business of the Company as currently conducted. The parties agree that Thai Hot will use its commercially reasonable best efforts to provide assistance to the Company as may be reasonably requested in connection with the operation of the Company’s business and the Company’s pursuit of worldwide growth opportunities without any management, consulting, advisory or similar fee or expense to the Company other than reimbursement of reasonable out-of-pocket expenses incurred by Thai Hot in providing such requested assistance by the Company.

Pursuant to the Governance Agreement, Thai Hot agreed to reimburse us for the following expenses related to the Thai Hot Transaction: (i) 100% of the fees and expenses we incurred in connection with the amendment or waiver of certain restrictions contained in our Credit Agreement dated as of June 3, 2013 (as amended to date), and (ii) all reasonable and documented fees and expenses we incurred in excess of $1 million. Immediately following closing of the Thai Hot Transaction, Thai Hot made capital contributions to us of approximately $13.5 million to reimburse us for certain fees and expenses we incurred in connection with the Credit Agreement and $1.5 million to fund cash-based awards to our management. Immediately prior to the closing of the Thai Hot Transaction, Oaktree and MTS also made capital contributions to us of approximately $15.1 million to reimburse us for certain fees and expenses we incurred in connection with the Credit Agreement and $1.5 million to reimburse us for certain tax liability in connection with the Credit Agreement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2015. This report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

During fiscal 2015, the Audit Committee of the Board consisted of not less than three non-employee directors who met the independence requirements of the NASDAQ Stock Market. The Audit Committee operates under a written charter, approved and adopted by the Board, a copy of which is available at:
http://investors.alliancehealthcareservices-us.com/phoenix.zhtml?c=129994&p=irol-govhighlights.

What are the responsibilities of management, the independent auditors and the Audit Committee?

The purpose of the Audit Committee, which is solely responsible for appointing our independent registered public accounting firm, subject to stockholder ratification, is to assist the Board with its oversight responsibilities regarding:

•	the integrity of our financial statements and internal controls;
•	our compliance with legal and regulatory requirements;
•	the independent registered public accounting firm’s qualifications and independence; and
•	the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee’s responsibilities are limited to oversight.

Alliance’s management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Alliance’s independent registered public accounting firm is responsible for performing an audit of our annual financial statements, expressing an opinion as to the conformity of such annual financial statements with accounting principles generally accepted in the United States, expressing an opinion on the effectiveness of Alliance’s internal control over financial reporting and reviewing our interim financial information.

How does the Audit Committee carry out its responsibilities?

•	The Audit Committee convened eight times during fiscal 2015 to discuss the interim and annual financial statements and Alliance’s internal controls on the financial reporting process.
•

The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2015 and met with both management and our independent registered public accounting firm for fiscal 2015, Deloitte & Touche LLP, to discuss those financial statements.

•

The Audit Committee has received from and discussed with Deloitte & Touche LLP its written disclosure and communication regarding its independence from Alliance as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

•

The Audit Committee has also reviewed and considered whether the provision of other non-audit services by Deloitte & Touche LLP is compatible with maintaining the independent registered public accounting firm’s independence.

•

The Audit Committee has also discussed with Deloitte & Touche LLP any matters required to be discussed by Statement on Auditing Standards No. 16 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board and currently in effect.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in Alliance’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2015 for filing with the SEC.

THE AUDIT COMMITTEE

Neil F. Dimick, Chairman

Scott A. Bartos

Edward L. Samek

PROPOSAL NO. 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1999 EQUITY PLAN FOR EMPLOYEES OF ALLIANCE IMAGING, INC. AND SUBSIDIARIES AND APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE PLAN

On April 27, 2016, our Board approved an amendment and restatement of our 1999 Equity Plan (the “Plan”), as amended and restated, subject to the approval of the amended and restated Plan (“Plan Amendment”) by our stockholders. The Plan Amendment, subject to stockholder approval, would increase the number of shares of common stock available for awards under the Plan from 2,205,000 to 3,005,000, and extend the term of the Plan to ten years from the date of our Board’s action to amend and restate the Plan.

The Plan in General and the Plan Amendment

Our Board adopted the Plan in November 1999, and amended and restated it effective as of December 14, 2007. Our stockholders approved the Plan, as amended and restated, on May 23, 2008.  The Plan was last amended by our Board effective December 9, 2008, with such amendment approved by our stockholders on May 27, 2009.

Currently, a total of 1,943,353 shares of our common stock are reserved for issuance upon exercise of awards granted under the Plan. As of April 1, 2016, 1,944,827 shares were outstanding or contingently awarded with respect to awards of restricted stock, restricted stock units and options to purchase common stock, and 260,173 shares remain available for future awards under the Plan.

Our Board and our Compensation Committee believe that long-term performance is achieved through an ownership culture that encourages such long-term performance by our employees, directors and consultants through the use of stock and stock-based awards. The Plan was established to provide our employees, directors and consultants with incentives to help align their interests with the interests of our stockholders.  Our Board and our Compensation Committee believe that adding 800,000 shares to the Plan is in the best interests of the Company and our stockholders because it will permit us to retain new key employees and existing employees by providing them with appropriate equity incentives.

Performance Based Compensation 162(m)

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we are generally prohibited from deducting compensation in excess of $1 million per year paid to our “covered employees”.  Covered employees are defined as the chief executive officer and the three other most highly compensated named executive officers (excluding the chief financial officer).  Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.  One of the requirements that must be satisfied to qualify as “performance-based” compensation under Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by our shareholders.  Such performance goals must be reapproved by our shareholders once every five years or, if earlier, following a change of the material terms of the performance goals by the Compensation Committee.  Thus, in addition to approving the Plan Amendment, our shareholders are being asked to reapprove the materials terms of the performance goals under the Plan.  Shareholder approval of the performance goals under the Plan will provide additional flexibility to grant awards under the Plan that qualify as “performance-based” compensation under Section 162(m) of the Code.  Notwithstanding the foregoing, we retain the ability to grant awards under the Plan that do not qualify as “performance-based” compensation under Section 162(m) of the Code.

The performance criteria for any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company on a consolidated basis and/or for specified divisions or operating units of the Company and measured either on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee:

•	Net earnings (either before or after interest, taxes, depreciation and amortization);
•	economic value-added (as determined by the Compensation Committee);
•	sales or revenue;
•	net income (either before or after taxes);
•	operating earnings;
•	cash flow (including, but not limited to, operating cash flow and free cash flow);
•	cash flow return on capital;
•	return on net assets;
•	return on stockholders' equity;
•	return on assets;
•	return on capital;
•	stockholder returns;
•	return on sales;
•	gross or net profit margin;
•	productivity;
•	expense;
•	margins;
•	operating efficiency;
•	customer satisfaction;
•	working capital;
•	earnings per share;
•	price per share; and
•	market share.

The maximum number of shares which may be subject to options, restricted stock awards, restricted stock unit awards, or stock bonus awards, under the Plan to any individual in any calendar year may not exceed 400,000 shares of common stock (which has been adjusted to reflect our one-for-five reverse stock split effective as of December 26, 2012).

To the extent consistent with Section 162(m) of the Code, the Compensation Committee shall appropriately adjust the applicable performance criteria to eliminate the effects of extraordinary or unusual items all as determined in accordance with applicable accounting provisions.  Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code may be adjusted downwards but not upwards.  Section 162(m) of the Code requires that the Compensation Committee certify that performance goals were achieved before the payment of the “performance-based” compensation.

Description of the Plan

The following is a summary of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan and Plan Amendment. You are urged to read the actual text of the Plan, as proposed to be amended and restated pursuant to the Plan Amendment, which is set forth as Appendix A.

Purpose. The purpose of the Plan is to enhance long-term profitability and stockholder value by offering common stock and common stock-based and other performance incentives to those employees, directors and consultants who are key to our growth and success. We also view the Plan as a vehicle to attract and retain experienced employees and to align our employees’ economic incentives with those of our stockholders.

Eligible Participants. Participation in the Plan will be limited to our employees, consultants, advisors, independent contractors and directors.

Updated Equity Plan Information. Currently, a total of 261,647 shares of common stock may be issued pursuant to stock awards under the Plan. If stockholders approve the Plan Amendment, the total number of shares of common stock that may be issued pursuant to stock awards under the Plan will increase to 1,061,647.  The closing price of our common stock as reported on the NASDAQ Global Market on April 27, 2016 was $7.03 per share.

If any stock award expires or otherwise terminates, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the stock not acquired under such stock award reverts to and again becomes available for issuance under the Plan. The foregoing notwithstanding, common stock which is withheld from an award to pay the exercise price with respect to such award or to pay a participant’s tax obligations with respect to an award shall not again be available for issuance under the Plan.

Administration of the Plan. The Plan is administered by the Compensation Committee of our Board, which has authority to grant awards under the Plan and to make all interpretations and determinations affecting the Plan. The Compensation Committee will have the discretion to determine the individuals to whom awards are granted, the amount of each award, any applicable vesting schedule and other terms of any award.

Amendment to the Plan and Awards. Our Board at any time, and from time to time, may amend the Plan. However, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy the requirements of the Code, any federal or state law or regulation or any securities exchange listing requirements.

Termination of the Plan. Our Board or stockholders may terminate the Plan at any time. Unless sooner terminated, the Plan currently terminates on December 13, 2017.  Pursuant to the Plan Amendment, the Plan will terminate on April 27, 2026.  No stock awards may be granted under the Plan after it is terminated.

Types of Awards

Nonstatutory Stock Options. A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The Compensation Committee determines the exercise price of nonstatutory options granted under the Plan, which are the only types of options permitted to be granted under the Plan. Additional terms including term, vesting and early exercise will be determined by the Compensation Committee at the time of grant.

Restricted Stock and Restricted Stock Units. The Compensation Committee has the authority to grant restricted stock and restricted stock units awards pursuant to the terms of an award agreement. Each award agreement will be in such form and will contain such terms and conditions as the Compensation Committee will deem appropriate.

Stock Bonus Awards. Stock bonus awards may be awarded to participants in such amounts and subject to such terms and conditions as determined by the Compensation Committee. The Compensation Committee may establish the exercise or purchase price, if any, of any stock bonus award but such price will not be less than the par value of a share of common stock on the date of grant. The Compensation Committee may determine that the participants may be awarded stock bonus awards in consideration for past services actually rendered to us for our benefit. A stock bonus award will only be exercisable or payable while the participant is an employee or consultant of us, but the Compensation Committee in its sole and absolute discretion may provide that a stock bonus award may be exercised or paid subsequent to a termination of employment or service or following a change of control of us or because of the participant's retirement, death or disability or otherwise. All stock bonus awards shall be subject to the additional terms and conditions as determined by the Compensation Committee and as evidenced by an award agreement.

Limitations and Conditions of Awards

Each award is evidenced by an award agreement between us and the participant, and is subject to the following additional terms and conditions:

No Rights until Issuance of Share Certificates.    Participants shall not be, and shall not have any of the rights or privileges of, our stockholders in respect of any shares purchasable or otherwise acquired relating to any award unless and until certificates representing such shares have been issued by us to the participants.

Individual Award Limit.    No participant shall be granted, in any calendar year, awards to purchase more than 400,000 shares of common stock (which has been adjusted to reflect our one-for-five reverse stock split effective as of December 26, 2012). This limitation shall be adjusted proportionately in connection with any change in our capitalization.

Awards Not Transferable

Other than as specifically provided by will or by the applicable laws of descent and distribution or the terms of any applicable trust, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the participant. No election as to benefits or exercise of the awards or other rights made under the Plan may be made during a participant's lifetime by anyone other than the participant except by a legal representative appointed for or by the participant.

Adjustments upon Changes in Capitalization

In the event of any change in the outstanding shares of common stock (including an exchange for cash) by reason of a stock split, reverse stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, merger, change of control, or similar event, the Compensation Committee shall adjust appropriately the number and kind of shares subject to the Plan and available for or covered by awards and share prices related to outstanding awards, and make such other revisions to outstanding awards as the Compensation Committee deems are equitably required.

Under the Plan, the Compensation Committee may, in its sole discretion, provide that awards granted under the Plan cannot be exercised after a change of control, in which case such awards will become fully vested and exercisable prior to the completion of the change of control. The Compensation Committee may also provide that awards remaining exercisable after the change of control may only be exercised for the consideration received by stockholders in the change of control, or its cash equivalent.

Amendment and Termination of the 1999 Equity Plan

The Compensation Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding awards as are consistent with the Plan; but, except for adjustments made upon changes in capitalization as discussed above, no such action shall modify such award in a manner adverse to the participant without the participant's consent except as such modification is provided for or contemplated in the terms of the award. The Board of Directors may amend, suspend or terminate the Plan.

Awards Granted

As of April 1, 2016, we have granted or contingently awarded (subject to approval of our stockholders of the Plan Amendment) common stock, restricted stock, restricted stock units and options for 0 shares of common stock and 260,173 shares remain available for future awards under the Plan. The table below sets forth the number of awards granted through April 1, 2016 under the Plan to (i) our named executive officers, (ii) our current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group:

Alliance Healthcare Services, Inc. 1999 Equity Plan

Name and Position	Number of Awards Granted (1)
Percy C. Tomlinson Chief Executive Officer (PEO)	193,086
Rhonda Longmore-Grund Chief Financial Officer (PFO)	59,088
Executive Officers as a Group (total of 5)	508,933
Non-Executive Directors as a Group (total of 8)	315,488
Non-Executive Officer Employees as a Group (total of 60)	324,573
(1)	Represents number of shares of restricted stock, restricted stock units and common stock subject to options granted through April 1, 2016.

Alliance Healthcare Services, Inc. 1999 Equity Plan
with Plan Amendment - New Plan Benefits

If our stockholders approve the Plan Amendment to increase the total number of shares of common stock available for awards under the Plan from 2,205,000 to 3,005,000. It is not possible for us to determine at this time how we will allocate the additional 800,000 shares available for awards (i.e., those shares remaining after giving effect to the contingent awards).

Federal Income Tax Consequences of Awards

The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the Plan. The summary does not purport to be legal or tax advice.  The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different.

Non-Statutory Stock Options. A participant who receives a non-statutory stock option with an exercise price not less than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the company is subject to tax withholding by us.

Restricted Stock Units. There are generally no immediate tax consequences of receiving an award of restricted stock units under the Plan. A participant who is awarded restricted stock units will generally be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the restriction period or, if later, the payment date.

Stock Awards. A restricted stock award is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to us. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time of award. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing an election pursuant to Section 83(b) of the Code with respect to a restricted stock award. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us.

Stock Bonus Awards.    A participant to whom stock bonus awards are issued generally will recognize ordinary income in the amount of the fair market value of the stock awarded and we generally will be entitled to a deduction for the same amount. If, however, such shares are subject to a substantial risk of forfeiture, then the tax rules described above with respect to restricted stock awards would be applicable.

Section 409A.Section 409A of the Code provides that non-qualified deferred compensation arrangements must meet certain requirements to avoid additional income taxes for those deferring compensation, including providing that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death).  Awards granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A, however we make no representations or warranties to that effect.

Tax Effect for Our Company. Unless limited by Section 162(m) of the Code, we generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income.

Section 162(m) Limits. Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and our next three most highly paid executive officers other than our chief financial officer. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The Plan is intended to be qualified such that certain awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the Code.  The rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time.  In addition, a number of requirements must be met in order for compensation to constitute “performance-based” compensation under Section 162(m).  As such, there can be no assurance that any compensation awarded or paid under the Plan will be fully deductible under all circumstances.

Vote Required for the Plan Amendment

Approval of the Plan Amendment and the reapproval of the material terms of the performance goals under the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy and entitled to vote at the meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2, APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1999 EQUITY PLAN FOR EMPLOYEES AT ALLIANCE IMAGING, INC. AND SUBSIDIARIES AND APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE PLAN.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, referred to as fiscal 2016.  Services provided to us by Deloitte & Touche LLP for fiscal 2015 are described below and under “Report of the Audit Committee of the Board of Directors” above.

Deloitte & Touche LLP has served as our independent registered public accounting firm since November 1999. Deloitte & Touche LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. He or she will have the opportunity to speak at the meeting and respond to appropriate questions.

Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by our bylaws or otherwise.  However, the Board of Directors is submitting this proposals to the stockholders entitled to vote at the Annual Meeting for ratification as a matter of good corporate governance.  If the stockholders fail to ratify the appointment, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm, in either case if it determines doing so would be in our best interest and in the best interests of our stockholders.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016.

PRINCIPAL ACCOUNTING FIRM FEES

Aggregate fees billed to us for services rendered during the fiscal years ended December 31, 2015 and 2014 by our independent registered public accounting firm, Deloitte & Touche LLP, were:

	Fiscal Year Ended
	2015	2014
Audit fees(a)	$755,000	$730,979
Audit-related fees(b)	492,300	332,000
Total audit and audit-related fees	$1,247,300	$739,000
Tax fees(c)	0	0
All other fees(d)	5,700	5,700
Total fees	$1,253,000	$744,700

(a)

Includes fees for the audit of our annual consolidated financial statements and the annual audit of our internal control over financial reporting, annual audits of the financial statements of our joint ventures, review of our financial statements included in our quarterly reports on Form 10-Q and services associated with securities filings such as comfort letters, consents and assistance with review of documents filed with the SEC.

(b)	Includes accounting consultations and due diligence services for acquisitions.
(c)	Includes tax consultation.
(d)	Includes fees for other permitted non-audit services such as project management consultation and accounting research tool subscriptions.

All audit and non-audit services performed by our independent registered public accounting firm must be specifically pre-approved by our Audit Committee. Consistent with this policy, in 2015 and 2014 all audit and non-audit services performed by Deloitte & Touche LLP were pre-approved by our Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Based solely on a review of copies of such forms received with respect to fiscal year 2014 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, officers and persons who own more than 10% of our Common Stock have complied with the reporting requirements of Section 16(a), except that, due to administrative oversight, on January 15, 2016, late Forms 4 were filed to report that each of Messrs. Scott A. Bartos, Larry C. Buckelew, Edward L. Samek and Paul S. Viviano received a restricted stock unit award on December 31, 2015, and on January 19, 2016, a late Form 4 was filed to report that Mr. Neil F. Dimick received a restricted stock unit award on December 31, 2015.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us, including actions with respect to pay risk and risk oversight. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.

AVAILABILITY OF CERTAIN DOCUMENTS

We will mail without charge to any stockholder upon written request a copy of Alliance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the financial statements, schedules and a list of exhibits. We will also mail without charge upon written request copies of our Corporate Governance Guidelines and the charters of our standing Board committees.

Our Code of Ethics for the CEO and Senior Financial Officers governing our directors, officers and employees is posted on our website, which is located at http://investors.alliancehealthcareservices-us.com (and is available in print, upon request), and we will also post on our website any amendment to the Code of Ethics for the CEO and Senior Financial Officers and any waiver applicable to our senior financial officers, as defined in the Code, and our executive officers or directors.

Requests for the above documents should be sent to our Secretary at Alliance HealthCare Services, Inc., 100 Bayview Circle, Suite 400, Newport Beach, California 92660.

By Order of the Board of Directors,

Richard W. Johns Chief Operating Officer, Chief Legal Officer and Secretary

Newport Beach, California

April 29, 2016

Appendix A

1999 EQUITY PLAN
FOR EMPLOYEES AND DIRECTORS OF
ALLIANCE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
(As amended and restated April 27, 2016)

1.	PURPOSE OF PLAN

The 1999 Equity Plan, as amended and restated, for Employees and Directors of Alliance Healthcare Services, Inc. and Subsidiaries (the “Plan”) is designed:

(a)   to promote the long term financial interests and growth of Alliance Healthcare Services, Inc., a Delaware corporation (the “Company”) and its Subsidiaries by attracting and retaining management and personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business;

(b)   to motivate personnel by means of growth-related incentives to achieve long range goals; and

(c)   to further the identity of interests of participants with those of the stockholders of the Company through opportunities for stock or stock-based ownership in the Company.

2.	DEFINITIONS

As used in the Plan, the following words shall have the following meanings:

(a)   “Award” means any right granted under the Plan, including a Stock Option award, a Restricted Stock award, a Restricted Stock Unit award, a Stock Bonus award and a Performance-Based Award.

(b)   “Award Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

(c)   “Board of Directors” means the Board of Directors of the Company.

(d)   “Code” means the Internal Revenue Code of 1986, as amended.

(e)   “Committee” means the Compensation Committee of the Board of Directors or another committee of the Board of Directors designated by the Board of Directors to administer the Plan.

(f)    “Common Stock” or “Share” means $.01 par value common stock of the Company.

(g)   “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(h)   “Director” means a member of the Board of Directors.

(i)    “Employee” means a person, including an officer, in the regular full-time employment of the Company or one of its Subsidiaries.

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)   “Fair Market Value” means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

(l)    “Independent Director” means a Director who is not an Employee.

(m)  “Participant” means an Employee, Director, consultant or other person having a unique relationship with the Company or one of its Subsidiaries, to whom one or more Awards have been made and such Awards have not all been forfeited or terminated under the Plan.

(n)   “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Sections 6 and 7, but which is subject to the terms and conditions set forth in Section 8. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(o)   “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(p)   “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(q)   “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

(r)   “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(s)   “Restricted Stock” means restricted shares of Common Stock granted pursuant to Section 6 of the Plan.

(t)    “Restricted Stock Unit” means a right to receive a specified number of shares of Common Stock pursuant to Section 7(a).

(u)   “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

(v)   “Stock Bonus” means the right to receive a bonus of Common Stock for past services pursuant to Section 7(b) of the Plan.

(w)  “Stock Options” means the “Non-Qualified Stock Options” described in Section 5.

(x)   “Subsidiary” means any corporation (or other entity) other than the Company in an unbroken chain of entities beginning with the Company if each of the entities, or group of commonly controlled entities, other than the last entity in the unbroken chain, then owns stock (or other equity interest) possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

3.	ADMINISTRATION OF PLAN

(a)   The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power, authority and the discretion to administer, construe and interpret the Plan and Award Agreements, to make rules for carrying out the Plan and to make changes in such rules. Any such interpretations, rules, and administration shall be made and done in good faith and consistent with the basic purposes of the Plan. Notwithstanding the foregoing, the full Board of Directors, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board of Directors.

(b)   The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Awards to Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code and only the Board of Directors may designate and make Awards to Participants who are Independent Directors.

(c)   The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and Directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. Subject to the terms and conditions of the Plan and any applicable Award Agreement, all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.	ELIGIBILITY

The Committee may from time to time make Awards under the Plan to such Employees, Directors, consultants, or other persons having a unique relationship with the Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. Awards may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Award Agreement shall contain provisions dealing with the treatment of Awards in the event of the termination, death or disability of the Participant, and may also include provisions concerning the treatment of Awards in the event of a change in control of the Company.

5.	STOCK OPTION AWARDS

From time to time, the Committee will grant options to purchase Common Stock which are not “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. At the time of grant, the Committee shall determine, and shall have specified in the Stock Option Award Agreement or other Plan rules, the option exercise period, the option exercise price, and such other conditions or restrictions on the grant or exercise of the Stock Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan and Stock Option Award Agreement, Stock Options granted under this Section 5 (i) may not be exercised more than 10 years after the date granted and (ii) may not have an option exercise price less than 85% of the Fair Market Value of Common Stock on the date the option is granted. Payment of the option exercise price shall be made in cash or, with the consent of the Committee, in shares of Common Stock (including shares acquired by contemporaneous exercise of other Stock Options), or a combination thereof, in accordance with the terms of the Plan, the Stock Option Award Agreement and any applicable guidelines of the Committee in effect at the time.

6.	RESTRICTED STOCK AWARDS

(a)   The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b)   Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(c)   The Committee may establish the exercise or purchase price, if any, of any Restricted Stock; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law. The Committee may determine that Participants in the Plan may be awarded Restricted Stock in consideration for past services actually rendered to the Company for its benefit.

(d)   Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (i) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (ii) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(e)   Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

7.	OTHER TYPES OF AWARDS

(a)   The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

(b)   The Committee is authorized to make Awards of Stock Bonuses to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Stock Bonuses shall be evidenced by an Award Agreement.

(c)   Except as otherwise provided herein, the term of any Award of a Restricted Stock Unit or Stock Bonus shall be set by the Committee in its discretion.

(d)   The Committee may establish the exercise or purchase price, if any, of any Restricted Stock Unit or Stock Bonus Award; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law. The Committee may determine that Participants in the Plan may be awarded a Restricted Stock Unit or Stock Bonus in consideration for past services actually rendered to the Company for its benefit.

(e)   An Award of a Restricted Stock Unit or Stock Bonus shall only be exercisable or payable while the Participant is an Employee, Director, consultant or person having a unique relationship with the Company, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of a Restricted Stock Unit or Stock Bonus may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control of the Company, or because of the Participant's retirement, death or disability, or otherwise.

(f)    All Awards under this Section 7 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

8.	PERFORMANCE-BASED AWARDS

(a)   Purpose. The purpose of this Section 8 is to provide the Committee the ability to qualify Awards other than Stock Options and that are granted pursuant to Sections 6 and 7 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 8 shall control over any contrary provision contained in Sections 6 and 7; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 8.

(b)   Applicability. This Section 8 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(c)   Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Sections 6 and 7 which may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d)   Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(e)   Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

9.	LIMITATIONS AND CONDITIONS

(a)   Subject to Section 11, the number of Shares available for Awards under the Plan shall be 3,305,000 shares of the authorized Common Stock. Unless restricted by applicable law, Shares related to Awards that are forfeited, terminated, canceled or expire unexercised, shall immediately become available for Awards.

(b)   No Participant shall be granted, in any calendar year, Awards to purchase more than 400,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11 and 12. For purposes of this Section 9(b), if a Stock Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 11 and 12), the canceled Stock Option will be counted against the limit set forth in this Section 9(b). For this purpose, if the exercise price of a Stock Option is reduced, the transaction shall be treated as a cancellation of the Stock Option and the grant of a new Stock Option.

(c)   No Awards shall be made under the Plan beyond ten years after the effective date of the Plan, as amended and restated on April 27, 2016, but the terms of Awards made on or before the expiration thereof may extend beyond such expiration. At the time an Award is made or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(d)   Nothing contained herein shall affect the right of the Company or any Subsidiary to terminate any Participant's employment at any time or for any reason.

(e)   Except as otherwise prescribed by the Committee, the amounts of the Awards for any employee of a Subsidiary, along with interest, dividends, and other expenses accrued on deferred Awards shall be charged to the Participant's employer during the period for which the Award is made. If the Participant is employed by more than one Subsidiary or by a combination of the Company and a Subsidiary during the period for which the Award is made, the Participant's Award and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

(f)    Other than as specifically provided by will or by the applicable laws of descent and distribution or the terms of any applicable trust, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(g)   Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable or otherwise acquired in connection with any Award unless and until certificates representing any such Shares have been issued by the Company to such Participants; provided, however, that no delay in the issuance of certificates due to be issued hereunder representing any such Shares shall operate to impair or prejudice any Participant's rights to participate in a corporate transaction providing for the disposition of such Shares.

(h)   No election as to benefits or exercise of Stock Options, Restricted Stock, Restricted Stock Units, Stock Bonuses, Performance-Based Awards or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(i)    Absent express provisions to the contrary, no Award under the Plan shall be deemed “compensation” for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(j)    Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.

10.	TRANSFERS AND LEAVES OF ABSENCE

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among the Company and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company or a Subsidiary during such leave of absence.

11.	ADJUSTMENTS

In the event of any change in the outstanding Common Stock (including an exchange for cash) by reason of a stock split, reverse stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, merger, change of control, or similar event, the Committee shall adjust appropriately the number and kind of Shares subject to the Plan and available for or covered by Awards and Share prices related to outstanding Awards, and make such other revisions to outstanding Awards as it deems are equitably required. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

12.	MERGER, CONSOLIDATION, EXCHANGE, ACQUISITION, DISTRIBUTION, LIQUIDATION OR DISSOLUTION

In its sole discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Award, the Committee may provide that such Award cannot be exercised after the consummation of the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion, also provide, either by the terms of such Award or by a resolution adopted prior to the consummation of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to the consummation of such transaction or event, such Award shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Section 9(c)) and that, upon the consummation of such event, such Award shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Award shall remain exercisable after any such event, from and after such event, any such Award shall be exercisable only for the kind and amount of cash, securities and/or other property, or the cash equivalent thereof (net of any applicable exercise price), receivable as a result of such event by the holder of a number of shares of stock for which such Award could have been exercised immediately prior to such event.

In the event of a “spin-off” or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company's Common Stock, the Committee shall in its discretion make an appropriate and equitable adjustment to any Award exercise price to reflect such diminution.

13.	AMENDMENT AND TERMINATION

The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with the Plan; provided, that, except for adjustments under Section 11 or 12 hereof, no such action shall modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award. The Board of Directors may amend, suspend or terminate the Plan.

14.	WITHHOLDING TAXES

The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of an Award that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Award Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Award Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock (including shares acquired by contemporaneous exercise of other Stock Options).

15.	REGISTRATION

(a)   If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act, or engaged in a Public Offering (as defined below), (i) the Company shall use reasonable efforts to register the Awards and the Common Stock to be acquired on exercise of the Awards on a Form S-8 Registration Statement or any successor to Form S-8 to the extent that such registration is then available with respect to such Awards and Common Stock and (ii) the Company will use reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) thereunder, to the extent required from time to time to enable the Participant to sell shares of Common Stock without registration under the Securities Act within the limitations of the exemptions provided under any applicable rule or regulation of the SEC. Notwithstanding anything contained in this Section 15, the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder. Nothing in this Section 15 shall be deemed to limit in any manner otherwise applicable restrictions on sales of Common Stock.

(b)   As used herein the term “Public Offering” shall mean the sale of shares of Common Stock to the public pursuant to a registration statement under the Securities Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form) which results in an active trading market in the Common Stock.

16.	EFFECTIVE DATE AND TERMINATION DATES

The Plan as amended and restated by the Board of Directors shall be effective on and as of April 27, 2016 and shall terminate on April 27, 2026, subject to earlier termination by the Board of Directors pursuant to Section 13. The Plan will be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan. Awards may be granted prior to such stockholder approval, provided that Awards granted to Independent Directors shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve month period, all Awards previously granted to Independent Directors under the Plan shall thereupon be canceled and become null and void.

17.	SECTION 409A

To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the Plan), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

* * * * * * * * * *

I hereby certify that the foregoing Plan was duly amended and restated by the Board of Directors of Alliance Healthcare Services, Inc. on April 27, 2016. Executed on this 27th day of April, 2016.

/s/ RICHARD W. JOHNS

By: Richard W. Johns Title: Chief Operating Officer, Chief Legal Officer and Secretary

I hereby certify that the foregoing Plan, as amended and restated herein was approved by the stockholders of Alliance HealthCare Services, Inc. on                        , 2016. Executed on this     day of                        , 2016.

By: Richard W. Johns Title: Chief Operating Officer, Chief Legal Officer and Secretary

ANNUAL MEETING OF STOCKHOLDERS OF ALLIANCE HEALTHCARE SERVICES, INC. June 6, 2016 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD JUNE 6, 2016: The Notice of Meeting, proxy statement and form proxy card are available at www.AllianceHealthCareServicesAnnualMeetingMaterials.com or http://phx.corporate-ir.net/phoenix.zhtml?c=129994&p=proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330030000000000000 6 060616 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: Class III term will expire in 2019 NOMINEES: 2. AMENDMENT AND RESTATEMENT OF 1999 EQUITY PLAN: To approve the amendment and restatement of the 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) O Scott A. bartos O Edward L. Samek O Tao Zhang as amended and restated, to increase the number of shares available for awards under the Plan to 3,005,000 and extend the term of the Plan to April 27, 2026, including approval of the material terms of the performance goals under the Plan 3. RATIFICATION OF INDEPENDENT REgISTERED PUbLIC ACCOUNTINg FIRM: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 4. OTHER bUSINESS. To act upon any other matter properly brought before the Annual Meeting or any adjournments or postponements of the Annual Meeting. The board of Directors at present knows of no other business to be presented by or on behalf of the Company or the board of Directors at the Annual Meeting. This proxy when properly executed will be voted as directed or, if no direction is given, will be voted “FOR” the nominees in Proposal 1 and “FOR” Proposals 2 and 3. In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the nominees above is unable to serve. The undersigned hereby ratifies and confirms all that said attorneys and Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF ALLIANCE HEALTHCARE SERVICES, INC. June 6, 2016 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD JUNE 6, 2016: The Notice of Meeting, proxy statement and form proxy card are available at www.AllianceHealthCareServicesAnnualMeetingMaterials.com or http://phx.corporate-ir.net/phoenix.zhtml?c=129994&p=proxy    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330030000000000000 6 060616 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: Class III term will expire in 2019 NOMINEES: 2. AMENDMENT AND RESTATEMENT OF 1999 EQUITY PLAN: To approve the amendment and restatement of the 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) O Scott A. bartos O Edward L. Samek O Tao Zhang as amended and restated, to increase the number of shares available for awards under the Plan to 3,005,000 and extend the term of the Plan to April 27, 2026, including approval of the material terms of the performance goals under the Plan 3. RATIFICATION OF INDEPENDENT REgISTERED PUbLIC ACCOUNTINg FIRM: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. FOR AGAINST ABSTAIN  INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 4. OTHER bUSINESS. To act upon any other matter properly brought before the Annual Meeting or any adjournments or postponements of the Annual Meeting. The board of Directors at present knows of no other business to be presented by or on behalf of the Company or the board of Directors at the Annual Meeting. This proxy when properly executed will be voted as directed or, if no direction is given, will be voted “FOR” the nominees in Proposal 1 and “FOR” Proposals 2 and 3. In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the nominees above is unable to serve. The undersigned hereby ratifies and confirms all that said attorneys and Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

  0 ALLIANCE HEALTHCARE SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS To Be Held June 6, 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholders of Alliance HealthCare Services, Inc. (the “Company”) hereby nominate, constitute and appoint Richard W. Johns and Rhonda Longmore-grund, or either one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company's headquarters at 100 bayview Circle, Suite 400, Newport beach, CA 92660 on June 6, 2016 at 9:00 a.m., Pacific time, and at any and all adjournments thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows: PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED. (Continued and to be signed on the reverse side) 1.1 14475